UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ALLIANCE BANKSHARES CORPORATION

(Name of Registrant as Specified In Its Charter)

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14200 Park Meadow Drive
Suite 200S
Chantilly, Virginia 20151
Dear Fellow Shareholders:
     You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Alliance Bankshares Corporation. The meeting will be held on Wednesday, June 13, 2007, at 10:00 a.m. at our Corporate Headquarters located at 14200 Park Meadow Drive, Suite 200S, Chantilly, Virginia. The accompanying notice and proxy statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.
     At the Annual Meeting, you will vote on the election of two Class B directors of Bankshares to serve for the next three years. Your Board of Directors supports these individuals and recommends that you VOTE FOR them as directors. You will also vote on the appointment of Yount, Hyde & Barbour, P.C. as independent public accountants for Bankshares for 2007 and on a proposal to approve the Alliance Bankshares Corporation 2007 Incentive Stock Plan. The Board of Directors recommends that you VOTE FOR ratification of the appointment of Yount, Hyde & Barbour, P.C. and FOR the approval of the Alliance Bankshares Corporation 2007 Incentive Stock Plan.
     We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you choose to attend the Annual Meeting in person, you can revoke your proxy at any time before it is voted. If you are the beneficial owner of shares held in “street name” through a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a proxy or letter from your broker or nominee to confirm your right to vote the shares. Your vote is important regardless of the number of shares you own!
     We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

Very truly yours, Thomas A. Young, Jr. President and Chief Executive Officer
April 30, 2007

ALLIANCE BANKSHARES CORPORATION
14200 Park Meadow Drive, Suite 200S
Chantilly, Virginia 20151

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, JUNE 13, 2007
     The 2007 Annual Meeting of Shareholders of Alliance Bankshares Corporation (“Bankshares”) will be held at our Corporate Headquarters located at 14200 Park Meadow Drive, Suite 200S, Chantilly, Virginia on Wednesday, June 13, 2007 at 10:00 a.m., for the following purposes:
1.	To elect two Class B directors to the Board of Directors of Bankshares to serve until the 2010 Annual Meeting of Shareholders, as described in the proxy statement accompanying this notice;

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as Bankshares’ independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.	To approve the Alliance Bankshares Corporation 2007 Incentive Stock Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Shareholders of record at the close of business on April 27, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors, Paul M. Harbolick, Jr. Executive Vice President, CFO & Secretary
April 30, 2007
IMPORTANT NOTICE
     Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked. If you are the beneficial owner of shares held in “street name” through a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a proxy or letter from your broker or nominee to confirm your right to vote the shares.

ALLIANCE BANKSHARES CORPORATION
14200 Park Meadow Drive, Suite 200S
Chantilly, Virginia 20151

PROXY STATEMENT
2007 ANNUAL MEETING OF SHAREHOLDERS

GENERAL
     The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2007 Annual Meeting of the Shareholders (the “Annual Meeting”) of Alliance Bankshares Corporation (“Bankshares”) to be held Wednesday, June 13, 2007, at 10:00 a.m. at our Corporate Headquarters located at 14200 Park Meadow, Drive Suite 200S, Chantilly, Virginia. The approximate mailing date of this proxy statement, accompanying notice, proxy card and annual report is May 14, 2007.
Revocation and Voting of Proxies
     Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. If you are the beneficial owner of shares held in “street name” through a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a proxy or letter from your broker or nominee to confirm your right to vote the shares. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with Bankshares or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to a proposal, the proxy will be voted FOR the director nominees named in Proposal One, FOR Proposal Two and FOR Proposal Three, as set forth in the accompanying notice and further described herein.
Voting Rights of Shareholders
     Only those shareholders of record at the close of business on April 27, 2007, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of Bankshares outstanding on the record date and entitled to vote at the Annual Meeting is 5,562,840. Bankshares has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Bankshares common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count as shares present for the purpose of determining the presence or absence of a quorum at the meeting, but will not be included in determining the number of votes cast with respect to such matter.
     If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, in certain circumstances your broker may nevertheless vote your shares. For example, if you do not give instructions to your broker, and your broker is a member of the New York Stock Exchange, under the rules of the New York Stock Exchange your broker can exercise discretionary power to vote your shares with respect to “routine” items, but is not permitted to vote your shares with respect to “non-routine” items. The proposals to elect directors and to ratify the appointment of Yount, Hyde & Barbour, P.C. described in this proxy statement are considered “routine” items by the New York Stock Exchange. Brokers who are not members of the New York Stock Exchange may not be able to exercise discretionary voting with respect to even routine items depending on the rules of the exchange or market of which the broker is a member. The proposal to approve the Alliance Bankshares Corporation 2007 Incentive Stock Plan is considered a “non-routine” item by the New York Stock Exchange. Therefore, brokers who are members of the New York Stock Exchange will not be permitted to vote shares with respect to Proposal Three for which they do not receive instructions. Shares that your broker cannot vote on a particular matter because your broker has not received instructions from you are called “broker non-votes.”
     With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the two nominees receiving the most votes at the Annual Meeting (even though less than a majority), will be elected directors; therefore, votes withheld will have no effect.
     Approval of any other matter, such as ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent accountants and approval of the Alliance Bankshares Corporation 2007 Incentive Stock Plan requires the affirmative vote of a majority of the shares voted on the proposal (that is, more votes in favor than against), if a quorum is present. Therefore, abstentions and broker non-votes will have no effect on whether or not such a matter is approved.
Solicitation of Proxies
     The cost of solicitation of proxies will be borne by Bankshares. Solicitations will be made only by the use of the mail, except that officers and regular employees of Bankshares and the Bank may make solicitations of proxies by telephone or letter, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and Bankshares will reimburse them for their charges and expenses in this connection. We may at our sole discretion engage a proxy solicitor as part of the routine proxy solicitation.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table shows as of April 20, 2007, the beneficial ownership of Bankshares’ common stock of the shareholders known to Bankshares to be the beneficial owners of more than 5% of Bankshares’ common stock and who are not also directors or executive officers of Bankshares.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership	Percent of Class (1)
Wellington Management Company, LLC	375,705 (2)	6.78%
Boston, Massachusetts

Banc Fund V L.P.	341,638 (3)	6.10%
Banc Fund VI L.P.
Banc Fund VII L.P.
Chicago, Illinois

Goldman Sachs Asset Management, L.P.	316,590 (4)	5.70%
New York, New York

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)	Based on Schedule 13G/A filed with the SEC on February 14, 2007 by Wellington Management Company, LLP (“Wellington”). According to this Schedule 13G/A, as of December 31, 2006, Wellington has shared voting power with respect to 292,215 of these shares and shared investment power with respect to all 375,705 of these shares.

(3)	Based on Schedule 13G/A filed with the SEC on February 13, 2007 by Banc Fund V L.P., Banc Fund VI, L.P. and Banc Fund VII, L.P., jointly. According to this Schedule 13G/A, as of December 31, 2006, Banc Fund V L.P. has sole voting and sole investment power with respect to 196,393 of these shares, Banc Fund VI, L.P. has sole voting and sole investment power with respect to 145,245 of these shares, and Banc Fund VII, L.P. has no voting or investment power with respect to any of these shares.

(4)	Based on Schedule 13G/A filed with the SEC on February 7, 2007 by Goldman Sachs Asset Management, L.P. (“Goldman”). According to this Schedule 13G/A, as of December 31, 2006, Goldman has sole voting power with respect to 316,590 of these shares and sole investment power with respect to all of these shares.

     The following table shows as of April 20, 2007 the beneficial ownership of Bankshares’ common stock of each director, director nominee, certain executive officers and of all directors, director nominees and executive officers of Bankshares as a group. The business address of each person listed below is c/o Alliance Bankshares Corporation, 14200 Park Meadow Drive, Suite 200S, Chantilly, Virginia 20151.
Amount and Nature of Beneficial Ownership

		Options
Name of		Exercisable by	Percent of
Beneficial Owner	Shares (1)	June 19, 2007	Class (2)
William M. Drohan (3)	25,993	23,504	0.89%
Frank H. Grace, III	5,750	68,971	1.33%
Lawrence N. Grant (4)	48,668	39,704	1.58%
Thomas Patrick Danaher	73,738	—	1.33%
Paul M. Harbolick, Jr.	3,306	78,143	1.44%
Harvey E. Johnson, Jr. (5)	44,591	39,704	1.50%
John B. McKenney, III	9,775	18,371	0.50%
Serina Moy (6)	46,690	39,704	1.54%
Craig W. Sacknoff (7)	22,224	76,303	1.75%
George S. Webb (8)	227,796	39,704	4.77%
Robert G. Weyers (9)	69,000	39,704	1.94%
Thomas A. Young, Jr. (10)	21,749	126,270	2.60%
All directors & executive officers as a group (12)	578,642	590,082	18.99%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days. Beneficial ownership also includes any shares held in the name of an individual’s spouse, minor children or other relatives living in the individual’s home. Except as otherwise indicated, each director, director nominee, or executive officer has sole voting and investment power with respect to the shares shown.

(2)	The ownership percentage of each individual is calculated based on the total of 5,562,840 shares of common stock that were outstanding as of April 20, 2007, plus the number of shares that can be issued to the individual within sixty days of April 20, 2007 upon the exercise of stock options held by the individual, whether or not such options are “in the money.” Shares of common stock that are subject to exercisable stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by any person or group but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(3)	Includes 880 shares held by Mr. Drohan’s spouse.

(4)	Includes 6,469 shares Mr. Grant holds jointly with his spouse; 8,810shares held by Mr. Grant’s spouse; 738 shares held by the Grant Revocable Family Trust with respect to which Mr. Grant has shared voting and shared investment power; and 1,294 shares held by Independent Insurance Center, Inc. with respect to which Mr. Grant has shared voting and shared investment power.

(5)	Includes 12,938 shares held by a Profit Sharing Plan & Trust with respect to which Mr. Johnson has shared voting and shared investment power.

(6)	Includes 11,954 shares Ms. Moy holds jointly with her spouse and 851 shares held as custodian on behalf of or by Ms. Moy’s children.

(7)	Includes 1,150 shares Mr. Sacknoff holds jointly with his spouse, 58 shares held jointly with Mr. Sacknoff’s children and 29 shares held as custodian for Mr. Sacknoff’s son.

(8)	Includes 34,416 shares held by Mr. Webb’s spouse; and 25,875 shares held by Laurkel Investment Partners LP with respect to which Mr. Webb has shared voting and shared investment power.

(9)	Includes 67,706 shares Mr. Weyers holds jointly with his spouse.

(10)	Includes 173 shares Mr. Young holds jointly with his spouse.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and any 10% beneficial owners of Bankshares’ common stock to file reports concerning their ownership of and transactions in Bankshares’ common stock. Based on a review of the reports of changes in beneficial ownership of common stock and written representations made to Bankshares, Bankshares believes that its directors and officers complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 with respect to 2006.

PROPOSAL ONE
ELECTION OF DIRECTORS
     Bankshares’ Board currently consists of seven directors and is divided into three classes (A, B and C) of directors, with each class serving a three-year term. Thomas P. Danaher retired from active service on the Board on January 26, 2006, and no longer votes as a director but serves as Chairman Emeritus and receives a monthly fee for Board advice and consultation. The term of office for Class B directors will expire at the Annual Meeting. The two persons named below, each of whom currently serves as a Class B director of Bankshares, will be nominated to serve as Class B directors. If elected, the Class B nominees will serve until the 2010 Annual Meeting of Shareholders. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Board.
     Certain information concerning the nominees for election at the Annual Meeting as Class B directors is set forth below, as well as certain information about the Class A and C directors, who will continue in office until the 2009 and 2008 Annual Meetings of Shareholders, respectively.

Nominees for Election of Directors

	Director
Name (Age)	Since (1)	Principal Occupation During Past Five Years

Class B Directors (To Serve Until the 2010 Annual Meeting)

William M. Drohan (51)	1997	Mr. Drohan is a resident of Great Falls, Virginia, and is the President of the Drohan Management Group, an association management and consulting firm. He chairs the ALCO committee and serves on the audit committee. Mr. Drohan formerly served as Executive Director of the National Association of State Credit Union Supervisors. He serves on the board of directors of the American Society of Association Executives Association Management Company Section and is a member of the Greater Washington Society of Association Executives and the Reston Chamber of Commerce. Mr. Drohan holds BS and MBA degrees.

George S. Webb (64)	1997	Mr. Webb is a resident of Fairfax, Virginia and is the owner and President of the Airston Group, a home building company dedicated to construction of quality homes and personal attention to their homeowners in Fairfax and Prince William Counties and the City of Alexandria. He chairs the loan committee. The Airston Group, which Mr. Webb started in 1976, has won several awards for quality, design and innovation. Mr. Webb is very active in Northern Virginia real estate and is a member of the Northern Virginia Building Association and the National Association of Home Builders.
Directors Continuing in Office

	Director
Name (Age)	Since (1)	Principal Occupation During Past Five Years

Class A Directors (Serving Until the 2009 Annual Meeting)

Harvey E. Johnson, Jr. (69)	1996	Mr. Johnson is a resident of Arlington, Virginia, is a certified public accountant and has been in public accounting for 37 years. He currently owns his own CPA practice in Arlington, Virginia. Mr. Johnson is chairman of the board of directors and is co-chair of the audit committee.

Robert G. Weyers (71)	1996	Mr. Weyers is the former owner and former President of KBR Corporation, a commercial and industrial renovation company doing business in the Washington, D.C. metropolitan area, which he sold in 2003. He chairs the compensation committee. Mr. Weyers resides in Fairfax Station, Virginia.

	Director
Name (Age)	Since (1)	Principal Occupation During Past Five Years

Class C Directors (Serving Until the 2008 Annual Meeting)

Lawrence N. Grant, CLUR, CPCU (67)	1996	Mr. Grant founded the Independent Insurance Center, Inc., which writes property and casualty, bonding, life and health coverage for commercial and personal clients, specializing in contractors,

	Director
Name (Age)	Since (1)	Principal Occupation During Past Five Years
		restaurants, auto services, and high tech companies, with offices in Leesburg and Winchester, Virginia. Mr. Grant is also President of Fire Mark Insurance Associates, Inc. and is the Vice-President of Associated Risk Managers of Virginia, Inc. Mr. Grant resides in Leesburg, Virginia.

Serina Moy (50)	1997	Ms. Moy is a resident of Silver Spring, Maryland and is a principal in Moy, Cheung & Company, a local accounting firm. She became an NTPI Master in Taxation in 2002. Ms. Moy is co-chair of the audit committee. She is a member of an IRS Focus Group working on improving IRS programs and services, a member of the advisory council to the SBA, a member of the AICPA and CAEA Task Force and was an advisor to the Federal Government Single Web Site on the Internet. Ms. Moy serves as advisory counsel for a number of Chinese trade and non-profit organizations in the United States.

Thomas A. Young, Jr. (55)	2002	Mr. Young was named President and CEO of Alliance Bank in December 2000. He became President and CEO of Alliance Bankshares when it was formed in May 2002. Mr. Young is an active member of several board committees. Mr. Young’s initial role with Alliance Bank was as a Senior Vice President and Lender starting in August 1998. He served as Senior Credit Officer from 1999 to 2000, and served as interim President beginning October 2000. Prior to joining Alliance Bank, Mr. Young worked at First Union after its acquisition of Signet Bank in November 1997. From October 1983 to November 1997, he served as a Vice President/Commercial Lender for Signet Bank. Mr. Young has served as a director for Columbia Equity Trust, Inc., a real estate investment trust. The publicly traded REIT was acquired in 2007 by an affiliate of the Commingled Pension Trust Fund (Special Situation Property) of JPMorgan Chase Bank, N.A. Mr. Young joined the Board of Directors of the National Kidney Foundation of the National Capital Area in June 2006. Mr. Young has over 34 years of experience in banking and currently resides in Haymarket, Virginia.

(1)	Dates prior to 2003 refer to the year in which the director was first elected to the Board of Directors of Alliance Bank Corporation (a predecessor corporation to Bankshares).
     The Board of Directors is not aware of any involvement in legal proceedings that would be material to an evaluation of the ability or integrity of any director, executive officer, or person nominated to become a director; nor is the Board of Directors aware of any family relationship between any director, executive officer or person nominated by Bankshares to become a director, except that Thomas P. Danaher, who now serves as Chairman Emeritus, is the father of Thomas Patrick Danaher, the President of Alliance Insurance Agency, Inc. Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES TO SERVE AS CLASS B DIRECTORS.
Meetings and Committees of the Board of Directors
Director Independence
     The Board of Directors is comprised of a majority of “independent” directors, as defined by the listing standards of the NASDAQ Stock Market (“Nasdaq”) as currently in effect and applicable to Bankshares.

Independent directors do not receive consulting, legal or other fees from Bankshares, Alliance Bank Corporation (the “Bank”), Alliance Home Funding, LLC (“AHF”) or Alliance Insurance Agency, Inc. (“Alliance Insurance”), other than Board and committee compensation. Although companies affiliated with certain of these directors provide goods and services to Bankshares, the Bank, AHF or Alliance Insurance, the Board of Directors has determined in accordance with the Nasdaq listing standards that these independent directors have no relationships with Bankshares, the Bank, AHF or Alliance Insurance that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. All directors are independent with the exception of Messrs. Young and Grant.
Meetings and Committees of the Board of Directors
     During 2006, the Board of Directors held eleven meetings. Each director attended at least 75% of all meetings of the Boards and committees on which he or she served, with the exception of Mr. Grant. All Board members attended the 2006 Annual Shareholders Meeting.
     Bankshares has not adopted a formal policy on board members’ attendance at the annual meetings of shareholders, although all board members are invited and encouraged to attend and, historically, most have done so.
     The Board of Directors has standing Audit, Compensation and Nominating Committees. Each of these committees operates pursuant to a written committee charter that has been adopted by the Board and is reviewed periodically by the committee for changes to recommend to the Board for approval. These charters are posted on Bankshares’ website at www.alliancebankva.com under “Corporate Governance.”
     Audit Committee. Members of the Audit Committee are Messrs. Johnson, Drohan and Ms. Moy. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the Nasdaq listing standards and applicable SEC regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication. The Board of Directors has also determined that Mr. Johnson, Co-Chairman of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.
     The Audit Committee assists the board in its oversight duties with respect to financial reporting, internal controls, the internal and external audit functions and other matters relating to corporate governance. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of Bankshares’ independent accountants. The committee also reviews on a regular basis the work of Bankshares’ internal audit program. The Audit Committee met twice during 2006. Additional audit discussions occurred as an agenda item at several regularly scheduled board meetings.
     Compensation Committee. Members of the Compensation Committee are Messrs. Johnson, Webb, Weyers and Ms. Moy, each of whom is independent under the Nasdaq listing standards. The Compensation Committee recommends the level of compensation of each officer of Bankshares, the Bank, AHF and Alliance Insurance, the granting of stock options, employment agreements and other employee remuneration plans for approval by the full Board of Directors. The Compensation Committee met twice during 2006.
     Nominating Committee. Members of the Nominating Committee are Messrs. Johnson, Drohan, Webb, Weyers, and Ms. Moy, each of whom is independent under the Nasdaq listing standards. The Nominating Committee is responsible for making recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The Nominating Committee held one meeting during 2006.
     Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nomination determinations, the Nominating Committee considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting Bankshares, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. The committee does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.
     Although the Nominating Committee has no formal policy with regard to the consideration of director candidates recommended by shareholders, the committee will consider candidates for directors proposed by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Secretary of Bankshares at Bankshares’ principal office in Chantilly, Virginia; and must be received by December 1, 2007 in order to be considered by the Nominating Committee for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the committee.
     In addition, any shareholder entitled to vote in the election of directors generally may directly nominate one or more persons for election as director(s) at an annual meeting if the nomination is made in writing and complies with the requirements of the Securities and Exchange Commission’s rules and regulations. In order to be valid, a shareholder nomination must set forth (1) the name and address, as they appear on Bankshares’ books, of the shareholder nominating the candidate; (2) the number of shares of Bankshares’ common stock beneficially owned by the shareholder; (3) the name, age, business address, and residence address of the nominee; (4) the principal occupation or employment of the nominee; (5) the number of shares of Bankshares’ common stock beneficially owned by the nominee, if any; (6) a description of all arrangements or understandings between the shareholder and the nominee and any other persons pursuant to which the shareholder is making the nomination; and (7) any other information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the shareholder proposes to nominate for election or reelection as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Any such shareholder nominations must be received by the Secretary at Bankshares’ principal office in Chantilly, Virginia on or before March 30, 2008.
Shareholder Communications with the Board of Directors
     Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Board of Directors, 14200 Park Meadow Drive, Suite 200S, Chantilly, Virginia 20151. Correspondence directed to an individual Board member will be referred if appropriate to that member. Correspondence not directed to a particular Board member will be referred if appropriate to the Chairman of the Board.
Code of Ethics
     Bankshares’ Board of Directors has adopted a Code of Ethics that applies to all directors, executive officers and employees of Bankshares, the Bank, AHF and Alliance Insurance. A copy of the Code of Ethics will be provided, free of charge, upon written request made to the Corporate Secretary, Alliance Bankshares Corporation, 14200 Park Meadow Drive, Suite 200S, Chantilly, Virginia 20151. The Code of Ethics is also posted on Bankshares’ website at www.alliancebankva.com on the home page section of the website.

Director Compensation
Director Compensation Table for 2006 (1)
     The following table provides compensation information for 2006, for each member of the Board of Directors.

	Fees Earned or		All Other
Name	Paid in Cash	Option Awards (2)	Compensation	Total
William M. Drohan	$24,500	$10,826	$—	$35,326
Lawrence N. Grant	$21,000	$10,826	$—	$31,826
Harvey E. Johnson, Jr.	$31,750	$10,826	$—	$42,576
Serina Moy	$22,750	$10,826	$—	$33,576
George S. Webb	$24,500	$10,826	$—	$35,326
Robert G. Weyers	$24,500	$10,826	$—	$35,326
Thomas P. Danaher (3)	$—	$—	$3,000	$3,000

Thomas A. Young, Jr.	Not eligible for	Not eligible for	Not eligible for	Not eligible for
Employee Director	compensation as a director.	compensation as a director.	compensation as a director.	compensation as a director.

(1)	Bankshares’ non-employee directors are not eligible for non-equity incentive compensation, pension plan benefits or deferred compensation. As a result there is no reported compensation for Non-Equity Incentive Plan Compensation or Change in Pension Value and Nonqualified Deferred Compensation Earnings.

(2)	Represents the amount of expense recognized in 2006 with respect to option awards for financial reporting purposes and therefore reflects awards granted prior to 2006. Please refer to notes 2 and 21 to the Consolidated Financial Statements in Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2006 for a detailed discussion of the assumptions used in calculation of fair value. As of December 31, 2006 all non-employee directors with the exception of Mr. Drohan held options to purchase 44,592 common shares under a variety of individual option grants. Options to purchase 37,979 shares were fully vested as of December 31, 2006. Mr. Drohan held options to purchase 28,392 common shares under a variety of individual option grants. 21,779 of Mr. Drohan’s options were fully vested as of December 31, 2006.

(3)	Thomas P. Danaher retired from the Board of Directors on January 26, 2006. As Chairman Emeritus he is available for advice and counsel to members of the Board of Directors and the Senior Management Team. He is compensated $250 per month for these services.
     In accordance with its charter, the Compensation Committee is responsible for reviewing and recommending to the Board of Directors, compensation arrangements for non-employee directors. With the exception of Mr. Danaher, the current compensation arrangement as described below for our non-employee directors, has been in effect since January 1, 2006.
     For 2006, each non-employee director received an annual retainer of $9,000 and a monthly fee of $1,000 as compensation for the monthly board meetings and participation in the various committee meetings. The Chairman of the Board of Directors also received an additional annual retainer of $9,000, the Co-Chairmen of the Audit Committee each received an additional annual retainer of $1,750, and the Chairman of the Loan Committee, Chairman of the ALCO Committee and Chairman of the Compensation Committee each received an additional annual retainer of $3,500. The Chairman Emeritus does not receive an annual retainer or monthly board fee for participation in meetings but he receives a monthly fee of $250 for advice and consultation.

     Each non-employee director is also eligible to receive non-qualified stock option awards pursuant to Bankshares’ 1999 Stock Option Plan, in the discretion of the Compensation Committee. In 2006, no non-qualified stock options were granted to the non-employee directors.
Interest of Management in Certain Transactions
     The Bank grants loans and letters of credit to its executive officers, directors and their affiliated entities. These loans are made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated persons, and, in the opinion of management, do not involve more than normal risk or present other unfavorable features. The aggregate amount of such loans outstanding at December 31, 2006 and 2005 was approximately $404,000 and $397,000, respectively. During 2006, new loans and line of credit advances to such related parties amounted to $93,000 in the aggregate and payments amounted to $86,000 in the aggregate.
     The Bank also maintains deposit accounts with some of its executive officers, directors and their affiliated entities. The aggregate amount of these deposit accounts at December 31, 2006 and 2005 amounted to $3.0 million and $4.9 million, respectively.
     On November 17, 2005, the Bank acquired the Danaher Insurance Agency in Annandale, Virginia from Thomas Patrick Danaher (“Mr. Danaher”), the son of Danaher Insurance Agency founder and former Alliance Bankshares director and former Chairman of the Board (now Chairman Emeritus) Thomas P. Danaher. Pursuant to a Stock Purchase Agreement dated October 6, 2005, Alliance Bank paid Mr. Danaher $2,975,000 in cash (including escrows) in exchange for all of the issued and outstanding capital stock of Danaher Insurance. Under the Stock Purchase Agreement, Alliance Bank may pay up to an additional $225,000 to Mr. Danaher depending on the insurance operation’s earnings in calendar 2006 and 2007. In March 2007, after achieving the 2006 performance requirement a payment of $112,500 was made to Mr. Danaher. As a result of the acquisition, Danaher Insurance has been renamed Alliance Insurance Agency, Inc. and is now a wholly-owned subsidiary of Alliance Bank, and Mr. Danaher, who was the president of Danaher Insurance has entered into an employment agreement with Alliance Insurance, dated as of November 15, 2005, pursuant to which he serves as President of Alliance Insurance. The acquisition of the Danaher Insurance Agency was approved by the full Board of Directors.
     Under Bankshares’ Code of Ethics, all directors and employees (including the executive officers) are prohibited from having any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of Bankshares. Bankshares’ President, Chief Financial Officer and Chairman of the Audit Committee are the Compliance Officers as identified in the Code of Ethics and are responsible for overseeing compliance with the Code of Ethics. These kinds of transactions are sometimes referred to as “related person transactions.”
     In addition, the Audit Committee is responsible for reviewing, approving and/or ratifying all related person transactions, other than related person transactions with respect to routine banking matters, which are reviewed in accordance with Regulation O and are not reviewed by the Audit Committee. The Audit Committee’s decision whether or not to approve or ratify a related person transaction will be made in light of the committee’s determination as to whether the transaction is or is not in the best interests of Bankshares. Where such transactions involve a director, the committee may also take into account the effect of the transaction on the director’s status as an independent member of the Board and eligibility to serve on Board committees under SEC and Nasdaq rules and regulations.
     The term “related person” generally means any of Bankshares’ directors or executive officers, nominees for director, persons known to own 5% or more of Bankshares’ common stock, and any member of the “immediate family” of such person.

     A “related person transaction” is generally an existing or proposed transaction in which Bankshares was or is to be a participant and the amount involved exceeds $120,000, and in which the related person had or will have a direct or indirect material interest. A related person transaction does not include:
•	the payment of compensation by Bankshares to its executive officers, directors or nominees for director; or

•	a transaction if the interest of the related person arises solely from the ownership of Bankshares’ common stock and all shareholders receive the same benefit on a pro-rata basis.
Compensation Committee Interlocks and Insider Participation
     Messrs. Johnson, Webb and Weyers and Ms. Moy served on the Compensation Committee during 2006. None of the members of the Compensation Committee has served as an officer or employee of Bankshares or any of its affiliates.
     During 2006 and up to the present time, there were transactions between the Bank and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management and Bankshares’ Board, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features.
Executive Officers
     Information regarding Mr. Young, President and Chief Executive Officer, is presented above under Proposal One — Election of Directors.
     Paul M. Harbolick, Jr., CPA (47), is the Executive Vice President and Chief Financial Officer. Mr. Harbolick has 25 years of financial management experience. He served as Senior Vice President and Chief Financial Officer of Alliance Bank from October 1999, and of Alliance Bankshares since it was formed in May 2003, until September 2003, when he became Executive Vice President and Chief Financial Officer of both companies. He served as an Accounting Manager for Freddie Mac from March 1997 to October 1999. He was a Vice President with George Mason Bank from 1995 to 1997. Mr. Harbolick currently serves on the Board of Directors of INOVA Loudoun Hospital.
     Frank H. Grace, III (48), is an Executive Vice President. He oversees the Private Client Services offered by Alliance Bank. Mr. Grace joined Alliance Bank in December 1999 to oversee the bank’s wealth management program. He has served as Senior Vice President of Alliance Bank from December 1999 and of Alliance Bankshares since it was formed in May 2003 until his promotion in 2007. He was appointed President of Alliance Home Funding in February 2005 and served in that role until December 2006, when the operations of the company were restructured. Mr. Grace has over 27 years of banking experience. Prior to joining Alliance, he spent 15 years with Wachovia Corporation and its predecessor organizations as a Vice President and Principal working in wealth management, cash management and retail programs. Mr. Grace is licensed under a Series 24, 63, 66 and 7 arrangement to offer securities and brokerage advice to customers under a dual employment agreement with Linsco Private Ledger. He serves as a trustee of the Fairfax County Uniformed Retirement Board. In addition, he is active in a number of civic and nonprofit organizations.
     Craig W. Sacknoff (56), is an Executive Vice President in charge of Residential Real Estate Finance. He has worked for Alliance Bank since July 1998. He became a Senior Vice President of Alliance Bank when it opened in November 1998 and of Alliance Bankshares when it was formed in May 2003 and served in that capacity until his promotion in 2007. Mr. Sacknoff served as Vice President/Commercial Lending of Patriot

National Bank from 1991 to 1998. Mr. Sacknoff has over 35 years of experience in banking including commercial, real estate, construction, mortgage and retail positions.
     John B. McKenney, III (53), is a Senior Vice President and Chief Credit Officer. He joined Alliance Bank in February 2004. Prior to joining Bankshares, Mr. McKenney served as Executive Vice President and officer in charge of the Specialized Corporate Banking Division at Signet Bank in Virginia. Mr. McKenney also served as President and CEO of Signet Bank for the Washington, D.C. regional area. In addition, he is active in a number of nonprofit organizations and serves as an advisory board member. Mr. McKenney has over 27 years of corporate banking experience.
     Thomas Patrick Danaher (48), is the President of Alliance Insurance Agency. Mr. Danaher was President and owner of Danaher Insurance Agency prior to its acquisition by the Bank in November 2005. The insurance agency has served the needs of clients in the Washington, D.C. area since 1963. Mr. Danaher is active in a number of organizations benefiting the needs of children. He has over 26 years of insurance experience.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     In this Compensation Disclosure and Analysis (“CD&A”), we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation Tables,” you will find a series of tables containing specific information about the compensation earned or paid in 2006 to Mr. Young, the Chief Executive Officer of Bankshares, Mr. Harbolick, the Chief Financial Officer, and the four most highly compensated executive officers of Bankshares who received total compensation of $100,000 or more during the fiscal year ended December 31, 2006, referred to as our “named executive officers.”
Compensation Objectives
     The primary objective of the Compensation Committee with respect to executive compensation is to evaluate and reward senior executives for performance consistent with improvements long-term shareholder value. The committee evaluates each executive’s individual performance along with his contribution to the overall organization. The CEO provides specific information to the committee relative to the performance of the other members of the senior management team. The core compensation philosophy maintained by the committee and the full board of directors is a reward system for achievement. Executives that achieve individual goals are eligibility for certain financial rewards. Corporate achievement of organizational goals such as profitability, growth and market expansion warrant additional rewards.
     In 2006 and prior years the Compensation Committee did not have a formal benchmarking process for measuring performance and executive compensation in 2006. The Compensation Committee reviewed performance metrics (ROE, ROA, stock price, growth and other relevant financial metrics) and compensation practices (base salary, bonus, stock options, perquisites and employment agreements) of local community banking organizations in Virginia and Maryland. The Compensation Committee considered the information gathered during its committee meetings.
     In light of the organizational growth and maturity, the Compensation Committee decided to recommend that 2007 cash incentive compensation have a more formal link to performance. As a result, for 2007 each senior executive will have a portion of his cash incentive compensation tied directly to corporate performance (measures include ROE and budget achievement).

Compensation Components and Committee Process
     The key components of our executive compensation program consist of base salary, annual cash bonus program, stock option awards, perquisites and employee benefits.
     The Compensation Committee recommends the level of compensation for each executive officer of Bankshares, the Bank, AHF and Alliance Insurance, the granting of stock options, employment agreements and other remunerations plans for approval by the Board of Directors. The Compensation Committee is supported by members of management (Human Resources Director, Chief Financial Officer and Chief Executive Officer). The officers provide supporting information requested by the Compensation Committee. The Chief Executive Officer regularly attends the Compensation Committee meetings on an ex-offico basis. The Chief Executive Officer is always excused from the Compensation Committee meetings when his compensation or employment is discussed.
Base Salary
     The Compensation Committee believes that base salary for senior executive officers should be targeted at market competitive levels. Base salaries are reviewed annually and adjusted from time to time, based on our review of market data and assessment of Bankshares and individual senior executive performance.
Annual Cash Bonus Program
     In reviewing the 2006 annual performance of Bankshares, the Compensation Committee felt the senior executives put forth significant individual and team effort during the year. The Compensation Committee generally considers awards under the annual cash bonus program based on team results and to a lesser extent individual performance. The Committee decided in light of the impact of the mortgage operation on results that cash incentives were not consistent with the compensation philosophy which rewards senior executives for enhanced long-term shareholder value. Thus the senior management team of Bankshares did not receive any annual cash bonus awards for 2006 results.
     The 2007 annual cash bonus program will have three key factors for each senior executive. The primary factor that effects the annual cash bonus awards for all senior executives is formal corporate performance. The core factor measures return on equity (ROE) of the organization. The executives are eligible for the performance portion of the annual cash incentive based on a sliding scale of ROE results. A second portion of the annual cash bonus program is based on individual performance. The senior executives are measured on achievement of non financial, individual and department goals. Each senior executive’s annual cash bonus is affected by the two factors listed above. In addition, certain senior executives have individual production based incentive factors.
     The goal of the changes in 2007 is to formalize and align annual cash bonus incentives with organizational performance.
Stock Option Awards
     The Compensation Committee, the Board of Directors and senior management believe aligning the long term interests of key employees, directors and senior management with shareholders is a key ingredient in the formula for organizational success. Over the years the Board of Directors and /or the Compensation Committee granted stock option awards under the 1999 Stock Option Plan to align the long term interests of key employees, directors and senior management with shareholders. The Compensation Committee has also delegated to the President and CEO authority to issue stock option awards to non-senior manager employees of Bankshares to align their respective interests with shareholders. The CEO may grant options to employees as necessary to recruit potential employees or to retain existing employees. Although the CEO has authority to grant the options as necessary, situations requiring grants of more than 10,000 options are reviewed with the Compensation Committee prior to the grant issuance.

     Stock option awards have traditionally been granted to employees with terms of ten years and a vesting schedule of four years. The typical vesting schedule is 15% vesting after the first year, 20% vesting after the second year, 25% vesting after the third year and the final 40% vesting after the fourth year. Stock option awards are granted at fair market value on the date of grant, which has been determined by the Compensation Committee as the closing market price on the date of grant. With the exception of option awards granted to new hires and any stock options granted to non-senior manager employees by the CEO, stock option grants by the Compensation Committee have traditionally been made at the committee’s periodic meetings. The committee’s schedule is determined in advance, and the proximity of any equity awards to the release of earnings announcements or other material news events is coincidental.
     The 1999 Stock Option Plan has less than 10,000 shares available for grant as of the date of this proxy statement. In Proposal Three the Board of Directors is recommending to shareholders that they approve the Alliance Bankshares Corporation 2007 Incentive Stock Plan, which includes an additional 200,000 shares to be available for the grant of equity awards. The Compensation Committee and the Board of Directors strongly believe that the additional shares are necessary to attract and retain talented banking, insurance and mortgage executives.
Perquisites
     The Compensation Committee and the Board of Directors believe that reasonable perquisites are necessary to attract and retain talented executives. These perquisites include use of a company provided automobile or a car allowance, dining club dues, country club dues and supplemental insurance as dictated by the employment agreements.
General Employee Benefits
     Bankshares offers competitive health, dental, disability and life insurance for all employees. The senior executives are eligible to participate in all of the above programs. In addition, the senior executives are eligible to receive matching 401(k) plan contributions on the same basis as other employees.
Employment and Change in Control Agreements
     We have entered into employment agreements with each of the executive officers. We believe employment agreements are necessary to attract and retain talented executive officers in our industry. In addition, we believe employment agreements with the executive officers are appropriate because they clarify the terms of the executives’ employment and ensure that the Bankshares and its subsidiaries are protected by non-compete, non-solicitation and non-disclosure provisions in the event the executives leave the organization.
     Our senior management has contributed significantly to Bankshares’ success, and we believe that it is important to protect them in the event of a change in control. Further, it is Bankshares’ belief that the interests of shareholders will be best served if the interests of executive officers are aligned with the interests of shareholders, and providing change in control benefits should eliminate or substantially reduce any reluctance on the part of executive officers, because of the risk of losing their employment, to pursue potential change in control transactions that may be in the best interests of shareholders. Such arrangements also should keep executive officers focused on operating the business during any period of uncertainty associated with transaction that would result in a change in control. Each of the employment agreements for the executive officers contains change in control provisions. Unlike the accelerated vesting of equity awards under the 1999 Stock Option Plan, these change in control benefits have a “double trigger,” which means that the benefits under these provisions are payable only if employment is terminated after consummation of a transaction that constitutes a change in control.
     Mr. Young’s employment agreement has been in place since 2003, although Mr. Young is currently negotiating a new employment agreement with the Compensation Committee. Mr. Danaher’s employment agreement has been in place since 2005. Mr. McKenney’s employment agreement was entered into effective as of March 1, 2007. The employment agreements of Messrs. Harbolick, Grace and Sacknoff were amended and restated effective as of March 1, 2007. In the case of Messrs. Grace and Sacknoff, the payments or benefits due to them upon certain termination events or in connection with a change in control are different under the amended and restated employment agreements described below than under their employment agreements in place at the end of 2006. The discussion under “Potential Payments Upon Termination or Change in Control” below describes the employment agreements in place at the end of 2006.
     Thomas A. Young, Jr., President & CEO of Alliance Bankshares and Alliance Bank, is employed under a three-year employment agreement originally effective March 1, 2003 and currently in effect until March 1, 2008. The agreement provides for an automatic one-year renewal each March 1 subject to a requirement of 60 days’ notice in the event of nonrenewal by either party. The agreement provides for an initial annual base salary with an opportunity for base salary increases and bonuses at the discretion of the Board of Directors. Mr. Young’s current annual base salary is $291,500. Mr. Young is eligible for the usual and customary employee benefits from the company including life and disability insurance. In addition, the agreement provides that the company will reimburse Mr. Young for reasonable and customary business expenses incurred by him, will provide a car for Mr. Young and will pay or reimburse Mr. Young for all maintenance, insurance, fuel and taxes on such car. If Mr. Young’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Young for good reason (as defined in the agreement), Mr. Young will be entitled to continue receiving his then current base salary for the greater of the remainder of his contract term or twelve months. If Mr. Young’s employment is terminated by the company other than for cause or is terminated by Mr. Young for good reason within one year after a change in control (as defined in the agreement), Mr. Young will receive up to 2.99 times his average taxable income from the company for the five calendar years immediately preceding the calendar year of the change in control (with compensation for any partial year of employment annualized), limited in any event to the maximum payment which could be made without any payment being considered an excess parachute payment under section 280G of the Internal Revenue Code. Additionally, Mr. Young is subject to non-compete, non-solicitation and non-disclosure commitments within a defined geographic area for a period of twelve months following termination of his employment. The Compensation Committee is currently in negotiation with Mr. Young regarding the terms of his new employment agreement.
     Paul M. Harbolick, Jr., Executive Vice President & CFO of Alliance Bankshares and Alliance Bank, is employed under an amended and restated employment agreement, originally effective March 1, 2003, amended and restated March 1, 2007, and currently in effect until March 1, 2008. The agreement provides for an automatic one-year renewal each March 1 subject to a requirement of 60 days’ notice in the event of nonrenewal by either party. The agreement provides for an initial annual base salary with an opportunity for base salary increases and bonuses at the discretion of the Board of Directors. Mr. Harbolick’s current annual base salary is $190,800. Mr. Harbolick is eligible for the usual and customary employee benefits from the company including life and disability insurance. In addition, the agreement provides that the company will reimburse Mr. Harbolick for reasonable and customary business expenses incurred by him, will provide a country club allowance of up to $457 per month (as subsequently increased by the Board), and will provide an automobile allowance of $350 per month. If Mr. Harbolick’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Harbolick for good reason (as defined in the agreement), Mr. Harbolick will be entitled to continue receiving his then current base salary for the greater of the remainder of his contract term or twelve months. If Mr. Harbolick’s employment is terminated by the company other than for cause or is terminated by Mr. Harbolick for good reason within one year after a change in control (as defined in the agreement), Mr. Harbolick will receive an amount equal to two years’ compensation (defined as annual base salary plus the average of his last three years’ bonuses). Additionally, Mr. Harbolick is subject to non-compete, non-solicitation and non-disclosure commitments within a defined geographic area for a period of twelve months following termination of his employment.
     Frank H. Grace, III, Executive Vice President of Alliance Bank, is employed under an amended and restated employment agreement, originally effective January 13, 2004, amended and restated on March 1, 2007, and currently in effect until March 1, 2008. The agreement provides for an annual automatic one year renewal each March 1 subject to a requirement of 60 days’ notice in the event of nonrenewal by either party. The agreement provides for an initial annual base salary with an opportunity for base salary increases and bonuses at the discretion of the Board of Directors. The agreement further provides that a certain portion of any annual bonus will be used to pay down the balance on the loan that Mr. Grace entered into in connection with his golf club membership. Mr. Grace’s current annual base salary is $195,517. Mr. Grace is eligible for the usual and customary employee benefits from the company including life and disability insurance. In addition, the agreement provides that the company will reimburse Mr. Grace for reasonable and customary business expenses incurred by him and will lease a car for Mr. Grace with a lease payment of up to $786.40 per month and will pay or reimburse Mr. Grace for all maintenance, insurance, fuel and taxes on such car. The agreement further provides that the company will provide monthly dues for Mr. Grace to use a dining club and a golf club. If Mr. Grace’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Grace for good reason (as defined in the agreement), Mr. Grace will be entitled to continue receiving his then current salary for the greater of the remainder of his contract term or twelve months. If Mr. Grace’s employment is terminated by the company other than for cause or is terminated by Mr. Grace for good reason within one year after a change in control (as defined in the agreement), Mr. Grace will receive 1.5 times his average taxable income from the company for the five calendar years immediately preceding the calendar year of the change in control (with compensation for any partial year of employment annualized). In addition, if after a change in control, Mr. Grace terminates his employment for good reason, the company will pay him the remaining balance on the loan, including principal and interest, that he entered into in connection with his golf club membership. Additionally, Mr. Grace is subject to non-compete, non-solicitation and non-disclosure commitments within a defined geographic area for a period of twelve months following termination of his employment.
     Craig W. Sacknoff, Executive Vice President of Alliance Bank, is employed under an amended and restated employment agreement, originally effective March 1, 2003, amended and restated March 1, 2007, and currently in effect until March 1, 2008. The agreement provides for an automatic one-year renewal each March 1 subject to a requirement of 60 days’ notice in the event of nonrenewal by either party. The agreement provides for an initial annual base salary with an opportunity for base salary increases and bonuses at the discretion of the Board of Directors. Mr. Sacknoff’s current annual base salary is $152,963. Mr. Sacknoff is eligible for the usual and customary employee benefits from the company including life and disability insurance. In addition, the agreement provides that the company will reimburse Mr. Sacknoff for reasonable and customary business expenses incurred by him and will lease a car for Mr. Sacknoff with a lease payment of up to $734.05 per month (as subsequently increased by the Board) and will pay or reimburse Mr. Sacknoff for all maintenance, insurance, fuel and taxes on such car. If Mr. Sacknoff’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Sacknoff for good reason (as defined in the agreement), Mr. Sacknoff will be entitled to continue receiving his then current salary for the greater of the remainder of his contract term or twelve months. If Mr. Sacknoff’s employment is terminated by the company other than for cause or is terminated by Mr. Sacknoff for good reason within one year after a change in control (as defined in the agreement), Mr. Sacknoff will receive 1.5 times his average taxable income from the company for the five calendar years immediately preceding the calendar year of the change in control (with compensation for any partial year of employment annualized). Additionally, Mr. Sacknoff is subject to non-compete, non-solicitation and non-disclosure commitments within a defined geographic area for a period of twelve months following termination of his employment.
     John B. McKenney, III, Senior Vice President and Chief Credit Officer of Alliance Bank, is employed under a one-year employment agreement, effective March 1, 2007, which is in effect until March 1, 2008. The agreement provides for an annual automatic one year renewal each March 1 subject to a requirement of 60 days’ notice in the event of nonrenewal by either party. The agreement provides for an initial annual base salary with an opportunity for base salary increases and bonuses at the discretion of the Board of Directors. Mr. McKenney’s current annual base salary is $148,400. Mr. McKenney is eligible for the usual and customary employee benefits from the company including life and disability insurance. In addition, the agreement provides that the company will reimburse Mr. McKenney for reasonable and customary business expenses incurred by him. If Mr. McKenney’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. McKenney for good reason (as defined in the agreement), Mr. McKenney will be entitled to continue receiving his then current salary for the greater of the remainder of his contract term or twelve months. If Mr. McKenney’s employment is terminated by the company other than for cause or is terminated by Mr. McKenney for good reason within one year after a change in control (as defined in the agreement),

Mr. McKenney will receive 1.5 times his average taxable income from the company for the five calendar years immediately preceding the calendar year of the change in control (with compensation for any partial year of employment annualized). Additionally, Mr. McKenney is subject to non-compete, non-solicitation and non-disclosure commitments within a defined geographic area for a period of twelve months following termination of his employment.
     Thomas P. Danaher, President of Alliance Insurance Agency, Inc., is employed under an employment agreement, originally entered into between Mr. Danaher and Thomas P. Danaher and Company, Inc. (now Alliance Insurance Agency, Inc.), effective November 15, 2005, which is in effect until September 30, 2008. The agreement provides for an annual automatic one year renewal each September 30 subject to a requirement of 90 days’ notice in the event of nonrenewal by either party. The agreement provides for an initial annual base salary with an opportunity for base salary increases and bonuses at the discretion of the Board of Directors. Mr. Danaher’s current annual base salary is $192,975. Mr. Danaher is eligible for the usual and customary employee benefits from the company including disability insurance. In addition, the agreement provides that the company will reimburse Mr. Danaher for reasonable and customary business expenses incurred by him, will provide an automobile allowance for Mr. Danaher of up to $750 per month and will pay or reimburse Mr. Danaher for all maintenance, insurance, fuel and taxes on such car. If Mr. Danaher’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Danaher for good reason (as defined in the agreement), Mr. Danaher will be entitled to continue receiving his then current salary for the greater of the remainder of his contract term or twelve months. If Mr. Danaher’s employment is terminated by the company other than for cause or is terminated by Mr. Danaher for good reason within one year after a change in control (as defined in the agreement), Mr. Danaher will receive eighteen months’ salary based on his then current base salary. Additionally, Mr. Danaher is subject to a non-compete commitment within a defined geographic area for a period of twelve months following termination of his employment if and only if employment is terminated by the company other than for cause or is terminated by Mr. Danaher for good reason within one year after a change in control (as defined in the agreement), or for a period of three years following termination of his employment if employment is terminated for any other reason.
     The definitions of “cause,” “good reason” and “change in control” under these employment agreements are discussed under “Potential Payments Upon Termination or Change in Control” below.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Robert G. Weyers, Chairman
Harvey E. Johnson, Jr.
Serina Moy
George S. Webb

Executive Compensation Tables
Summary Compensation Table for 2006 (1)
     The following table sets forth the compensation paid to or earned by Bankshares’ CEO, Chief Financial Officer and next four most highly compensated executive officers for 2006. These individuals are collectively referred to in this proxy statement as Bankshares’ executive officers.

Name and					All Other
Principal Position	Year	Salary ($)	Bonus (2) ($)	Option Awards (3) ($)	Compensation ($)		Total ($)
Thomas A. Young, Jr. President and CEO	2006	$264,718	$—	$49,127	$26,199	(4)	$340,044
Paul M. Harbolick, Jr. Executive Vice President and CFO	2006	$175,989	$—	$27,438	$10,680	(5)	$214,107
Frank H. Grace, III Executive Vice President	2006	$185,411	$—	$25,451	$30,343	(6)	$241,205
Craig W. Sacknoff Executive Vice President	2006	$139,977	$—	$21,688	$12,438	(7)	$174,103
John B. McKenney, III Senior Vice President and CCO	2006	$133,639	$—	$9,344	$—	(8)	$142,983
Thomas Patrick Danaher President, Alliance Insurance Agency, Inc.	2006	$156,733	$—	$—	$13,612	(9)	$170,345

(1)	Bankshares’ executive officers are not eligible for non-equity incentive compensation, pension plan benefits or deferred compensation. As a result there is no reported compensation for Non-Equity Incentive Plan Compensation or Change in Pension Value and Nonqualified Deferred Compensation Earnings.

(2)	Reflects amounts earned under the Annual Cash Bonus Plan.

(3)	Represents the amount of expense recognized in 2006 with respect to option awards for financial reporting purposes and therefore reflects awards granted prior to 2006. Please refer to notes 2 and 21 to the Consolidated Financial Statements in Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2006 for a detailed discussion of the assumptions used in calculation of fair value.

(4)	Represents $12,609 in automobile expenses (10), $2,232 in club dues, $3,108 in supplemental insurance costs and $8,250 in 401(k) matching contributions.

(5)	Represents $5,280 in club dues and $5,400 in 401(k) matching contributions.

(6)	Represents $9,310 in automobile expenses (10), $15,427 in club dues and $5,606 in 401(k) matching contributions.

(7)	Represents $8,052 in automobile expenses (10) and $4,386 in 401(k) matching contributions.

(8)	Mr. McKenney did not receive any perquisites in 2006.

(9)	Represents $9,000 in automobile expenses (10) and $4,612 in 401(k) matching contributions.

(10)	Automobile expenses reflect either the amount of the automobile allowance provided to the executive officer or the aggregate incremental cost to Bankshares of providing an automobile to the executive officer. The aggregate incremental cost to Bankshares of an executive officer’s use of a company-provided automobile was determined based upon the vehicle’s lease value.
The base salaries of the executive officers as of March 1, 2007 are as follows: Mr. Young $291,500, Mr. Harbolick $190,800, Mr. Grace $195,517, Mr. Sacknoff $152,963, Mr. McKenney $148,400 and Mr. Danaher $192,975.

Grants of Plan-Based Awards for 2006
     During 2006, the executive officers did not receive any non-equity incentive plan, equity incentive plan or other stock option awards.
Outstanding Equity Awards at 2006 Fiscal Year-End
     The following table provides information with respect to outstanding option awards held by the executive officers at December 31, 2006. Bankshares has not issued any restricted stock.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option	Option
	Unexercised Options	Unexercised Options	Exercise	Expiration
Name	Exercisable (#)	Unexercisable (#)	Price ($)	Date (1)
Thomas A. Young, Jr.	25,875	—	$3.87	9/15/2009
	17,250	—	$4.64	6/26/2012
	20,700	13,800	$9.66	5/28/2013
	3,105	2,070	$6.48	1/31/2013
	41,400	—	$16.49	1/2/2014
	2,070	11,730	$14.00	12/30/2015
Paul M. Harbolick, Jr.	10,350	—	$3.87	10/25/2009
	10,350	—	$4.25	3/29/2011
	8,625	—	$4.64	6/26/2012
	10,350	6,900	$9.66	5/28/2013
	1,553	1,035	$6.48	1/31/2013
	27,600	—	$16.49	1/2/2014
	1,380	7,820	$14.00	12/30/2015
Frank H. Grace, III	9,056	—	$3.87	12/20/2009
	7,763	—	$4.25	3/29/2011
	6,900	—	$5.97	11/21/2012
	10,350	6,900	$9.66	5/28/2013
	3,450	—	$13.16	8/29/2013
	1,553	1,035	$6.48	1/31/2013
	21,275	—	$16.49	1/2/2014
	690	3,910	$14.00	12/30/2015
Craig W. Sacknoff	25,875	—	$3.87	9/15/2009
	8,625	—	$4.64	6/26/2012
	10,350	6,900	$9.66	5/28/2013
	1,553	1,035	$6.48	1/31/2013
	21,275	—	$16.49	1/2/2014
	690	3,910	$14.00	12/30/2015
John B. McKenney, III	11,500	—	$16.13	2/24/2014
	5,750	—	$13.07	1/4/2015
	1,125	6,354	$14.00	12/30/2015
Thomas Patrick Danaher (2)	n/a	n/a	n/a	n/a

(1)	The unexercisable options vest on a four year schedule from the date of grant, 15% vesting after first year, 20% after the second year, 25% after the third year and the remaining 40% after the fourth year.

(2)	Thomas Patrick Danaher did not have any outstanding option awards as of December 31, 2006.
Options Exercises and Stock Vested for 2006
     During 2006, the executive officers did not exercise any stock options. Bankshares has not granted any restricted stock.
Potential Payments Upon Termination or Change in Control
     As noted above, as of the end of 2006, the company had employment agreements with five of the named executive officers: Messrs. Young, Harbolick, Grace, Sacknoff and Danaher. Pursuant to the terms of their employment agreements, as applicable, and the terms of their outstanding stock options under the Company’s Stock Option Plan, the executive officers are entitled to certain payments or benefits upon a change in control or in connection with certain termination events.
Employment Agreements
Compensation to be Paid Upon Termination For Cause
     Under the employment agreements, in the event the company terminates the executive’s employment for cause, the executive is not entitled to any compensation or benefits from the company following the date of termination. Termination for cause would require purposeful and/or serious wrongdoing on the part of the executive which reflected poorly on his integrity or moral character or which resulted in a breach of certain commitments he had made to the company.
Compensation to be Paid Upon Death
     Under the employment agreements, if the executive dies while he is employed by the company, his employment agreement will terminate but the company pays to his estate that portion of his salary which he would have earned through the end of the month in which his death occurs, as well as that portion of his annual cash bonus, if any, which he had accrued through the end of the month in which his death occurs. In addition, the company will pay the premiums on a group life insurance policy which will entitle the executive’s beneficiaries to a death benefit equal to twice the executive’s base salary.
Compensation to be Paid Upon Termination Without Cause or for Good Reason
     Under certain circumstances, either the executive or the company may desire to end his employment for a reason which is not set forth above. Among other events in this category, the company may terminate the executive’s employment even if he has done nothing wrong, the executive may resign from the company based on a “good reason,” or the company may determine that an executive is unable to continue working for the company due to disability. Under the employment agreements, termination of an executive for any reason other than for cause or as a result of the executive’s death will entitle the executive to receive termination compensation from the company. If the executive decides to terminate his employment, then he is only entitled to receive termination compensation payments if he does so for “good reason,” which means the company has changed certain aspects of his employment in a significant way that is not acceptable to him or otherwise fails to fulfill a commitment the company had made to him. In each of these circumstances, for each month until the end of the term of the executive’s employment agreement, or for twelve months following the date of termination if longer, the company will pay to the executive an amount equal to one-twelfth of the annual salary which he was earning immediately before the termination. In the event that the executive breaches the confidentiality, non-disclosure or non-competition commitments which he made to the company in his employment agreement, then the company will no longer be required to make these payments. These commitments generally last for twelve months after termination of employment.
Compensation to be Paid upon Change in Control
     Under the employment agreements, a change in control is a significant change in the company’s business or management that fits into one of these categories: (1) another party becomes the owner of enough of the company’s securities to control at least 50% of the voting power under certain circumstances; or (2) as a result of certain transactions, and within two years of the occurrence of such transactions, the people who formerly constituted a majority of the Board no longer constitute a majority of the Board. The executive’s employment agreements provide that any successor to the company, including an entity that becomes a successor as a result of a change of control, must assume and agree to perform the company’s obligations to the executives under the individual employment agreements. If a successor does not assume and agree to perform the company’s obligations under the individual employment agreements, then the executives will be entitled to terminate their employment for good reason and to receive the termination compensation described above. In the case of Mr. Young, if his employment is terminated by the company other than for cause or if he resigns for good reason within one year after a change in control (as defined in the agreement), Mr. Young will receive up to 2.99 times his average taxable income from the company for the five calendar years immediately preceding the calendar year of the change in control (with compensation for any partial year of employment annualized), limited in any event to the maximum payment which could be made without any payment being considered an excess parachute payment under section 280G of the Internal Revenue Code. In the case of Mr. Harbolick, if within one year after a change in control he is terminated without cause or if he resigns for good reason, he will be entitled to an amount equal to two times his “compensation” (defined in the agreement as current base salary plus the average of the last three years’ bonus payments). In the case of Messrs. Grace, Sacknoff and Danaher, if within one year after a change in control, the executive officer is terminated without cause or if he resigns for good reason, he will be entitled to an amount equal to 1.5 times his current base salary. In each case, the executive officer may elect to receive this change in control amount in a lump sum or in periodic payments over a period of eighteen months (for Messrs. Grace, Sacknoff and Danaher), two years (for Mr. Harbolick) or three years (for Mr. Young).
     In the case of Mr. Grace, if after a change in control, Mr. Grace terminates his employment for good reason, the Bank will pay him the remaining balance on the loan, including principal and interest that he entered into in connection with his membership in a golf club.
1999 Stock Option Plan
     The 1999 Stock Option Plan provides for the grant of stock options to directors, consultants and key employees of the company. Once granted, options can be exercised to purchase the company’s common stock only in accordance with a vesting schedule stated in each option award agreement and with the other terms of the individual grant. The following summarizes the treatment of stock options upon certain events.
Treatment of Stock Options Upon Termination For Cause
     If a person’s employment is terminated by the company for cause, all of his stock options which have not been exercised will immediately be forfeited. The definition of “cause” under the 1999 Stock Option Plan is substantially similar to the definition of “cause” in the employment agreements described above.
Treatment of Stock Options Upon Death or Incapacity

     If an employee who has received stock options under the Plan dies while he is working for the company, his legal representative (usually his executor or administrator) has twelve months to exercise those vested options which the deceased person could have exercised as of the date of his death. If an employee who has received stock options under the 1999 Stock Option Plan becomes incapacitated while he is working for the company, his guardian or legal representative also has twelve months following the date of incapacity to exercise those vested options which the incapacitated person could have exercised as of the date of his incapacitation. After the 12-month period, any options which have not been exercised will be forfeited.
Treatment of Stock Options Upon Termination for Any Other Reason
     The employment of a person may end for a reason other than those set forth above. If termination occurs for any other reason, such as retirement or resignation, an employee who has received stock options under the 1999 Stock Option Plan has three months to exercise those vested options which he could have exercised as of the date his employment or service ended. After the three-month period, any options which have not been exercised will be forfeited.
Treatment of Stock Options Upon Change in Control
     Under the 1999 Stock Option Plan, a change in control is a significant change in the company’s business that fits into one of these categories: (1) the company transfers all or almost all of its assets to another party; (2) another party becomes the owner of more than 50% of the company’s stock; or (3) the company is involved in a reorganization, a consolidation, or a merger with another party. If a change in control occurs, then, regardless of the usual vesting schedule, an employee who has received stock options may exercise all of his options, as long as the parties who own the company’s common stock immediately before the change in control are not the same parties who hold, either directly or indirectly, a majority of the common stock of the acquiring party involved in the change in control. If a change in control occurs, the Board may also take steps to protect those people who have received options under the 1999 Stock Option Plan, including (i) changing the exercise dates or termination dates of the options so that a person may exercise his options before the change in control; (ii) canceling the options a person has received and instead paying him cash in an amount equal to the fair market value of the stock on the day the change in control occurs, minus the exercise price he would have had to pay to exercise the options; or (iii) canceling the options a person has received and arranging for him to receive equivalent options to purchase the stock of the acquiring party involved in the change in control, so long as he receives substantially the same treatment under the substituted options that he would have received under the original options. The Board may also take other steps in addition to or instead of the steps set forth above to protect those people who have received options under the 1999 Stock Option Plan.
     The table below reflects potential payments to each of our named executive officers in the event of a termination of the named executive officer’s employment with us, whether due to retirement, death, disability, termination for cause, termination with good reason, or termination in connection with a change in control. The amounts shown assume in each case that the change in control or termination occurred on December 29, 2006, and that the relevant stock price was $15.65, which was the closing price of Bankshares’ common stock on December 29, 2006.

				Involuntary
				Termination		Involuntary
		Involuntary		Without Cause or		Termination for
		Termination		Voluntary		Cause or
		Without Cause or		Termination for Good		Voluntary
		Voluntary Termination		Reason after Change	Normal	Termination without
Name	Benefit	for Good Reason		in Control	Retirement	Good Reason	Death		Disability
Thomas A. Young, Jr.	Severance Payments	$275,000	(5)	$838,444 (6)	$—	$—	$—	(3)	$—
	Stock Option
	Vesting (1)	$—		$120,998	$—	$—	$—		$—
	Supplemental Life
	Insurance	$—		$—	$—	$—	$600,000	(4)	$—
	Total Value	$275,000		$959,442	$—	$—	$600,000		$—

Paul M. Harbolick, Jr.	Severance Payments	$180,000	(5)	$446,667	$—	$—	$—	(3)	$—
	Stock Option
	Vesting (1)	$—		$63,725	$—	$—	$—		$—
	Total Value	$180,000		$510,392	$—	$—	$—		$—

Frank H. Grace, III	Severance Payments	$184,450	(5)	$276,675	$—	$—	$—	(3)	$—
	Stock Option
	Vesting (1)	$—		$57,273	$—	$—	$—		$—
	Forgivable Note
	Balance	$—		$61,576 (7)	$—	$—	$—		$—
	Total Value	$184,450		$395,524	$—	$—	$—		$—

Craig W. Sacknoff	Severance Payments	$144,305	(5)	$216,458	$—	$—	$—	(3)	$—
	Stock Option
	Vesting (1)	$—		$57,273	$—	$—	$—		$—
	Total Value	$144,305		$273,731	$—	$—	$—		$—

John B. McKenney, III(2)	Severance Payments	$—		$—	$—	$—	$—		$—
	Stock Option
	Vesting (1)	$—		$10,484	$—	$—	$—		$—
	Total Value	$—		$10,484	$—	$—	$—		$—

Thomas Patrick Danaher	Severance Payments	$153,750	(5)	$230,625	$—	$—	$—	(3)	$—
	Stock Option
	Vesting (1)	$—		$—	$—	$—	$—		$—
	Total Value	$153,750		$230,625	$—	$—	$—		$—

(1)	The amounts related to stock options represent the value of the unvested and accelerated stock options as of December 29, 2006, calculated by multiplying the number of accelerated stock options by the difference between the exercise price and the closing price on the last day of trading in 2006 ($15.65 per common share).

(2)	John B. McKenney, III did not have an employment agreement as of December 29, 2006.

(3)	Because the table assumes termination as of December 29, 2006, no amounts are reflected for payment of base salary earned through the end of the month in which death occurs.

(4)	Reflects life insurance proceeds payable to the executive officer’s estate.

(5)	Assumes the executive officers chose to receive a lump sum payment.

(6)	These amounts may be reduced in order to avoid excess parachute payments under Section 280G of the Internal Revenue Code, in accordance with the executive officer’s employment agreement.

(7)	Reflects payment to Mr. Grace of the outstanding balance of loan entered into for Mr. Grace’s membership in a golf club.

     The above table does not include benefits to which all salaried employees are entitled (such as life insurance) or the company’s 401(k) Plan benefits that would be paid to an executive officer, except to the extent that the named executive officer is entitled to an additional or accelerated benefit as a result of the termination or change in control. In addition, the table does not include the value of vested but unexercised stock options as of December 29, 2006. The footnotes to the table describe the assumptions used in estimating the amounts set forth in the table. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a named executive officer’s termination of employment can only be determined at the time of the executive’s separation from the company.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors consists entirely of directors who meet the independence requirements of the listing standards of Nasdaq and SEC regulations applicable to audit committee members.
     The Audit Committee assists the Board in overseeing and monitoring the integrity of Bankshares’ financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Board, with the recommendation of the Audit Committee, amended the charter in 2004 to reflect the relevant provisions of the Sarbanes-Oxley Act and related Nasdaq rules.
     The Audit Committee is responsible for overseeing Bankshares’ overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2006, the Audit Committee:
•	Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2006 with management and Yount, Hyde & Barbour, P.C. (“YHB”), Bankshares’ independent accountants;

•	Discussed with management and YHB the adequacy of Bankshares’ system of internal controls;

•	Discussed with YHB the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including YHB’s judgments about the quality, not just the acceptability, of Bankshares’ accounting principles and underlying estimates in Bankshares’ consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of Bankshares; and other material written communication between the independent accountants and Bankshares’ management, such as any management letter or schedule of unadjusted differences.; and

•	Received written disclosures and the letter from YHB regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with YHB its independence.
     The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.
     As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Bankshares’ financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Bankshares’ financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
     Based on the Audit Committee’s review of the audited financial statements and discussions with management and Yount, Hyde & Barbour, P.C., the Audit Committee recommended to the Board that the audited financial statements be included in Bankshares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.
Audit Committee
Harvey E. Johnson, Jr., Co-Chairman
Serina Moy, Co-Chairman
William M. Drohan
Principal Accountant Fees and Services
     The following table presents the fees for professional audit services rendered by Yount, Hyde & Barbour, P.C. for the audit of Bankshares’ consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, and fees billed for other services rendered by Yount, Hyde & Barbour, P.C. during those periods. All services reflected in the following table for 2006 and 2005 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

Year Ended December 31,	2006	2005
Audit Fees	$123,500	$62,207
Audit Related Fees (1)	13,490	20,941
Tax Fees (2)	5,750	3,150
All Other Fees	—	—

Total	$142,740	$86,298

(1)	Includes fees related to research and discussions regarding financial accounting reporting standards, Public Funds agreed upon procedures, ACH compliance and discussions and review of Sarbanes-Oxley documentation.

(2)	Includes fees for preparation of federal and state income tax returns.
     The Audit Committee has determined that the provision by Yount, Hyde & Barbour, P.C. of the non-audit services referred to above is compatible with the maintenance of that firm’s independence.
Pre-Approval Policies
     Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by Bankshares’ independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to ensure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Johnson, Co-Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. In addition, pre-approved research and consultation fees requested by management may be performed throughout the engagement year not to exceed $5,000.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed Yount, Hyde & Barbour, P.C. as Bankshares’ independent registered public accounting firm for the fiscal year ending December 31, 2007. Yount, Hyde & Barbour, P.C. rendered audit services to Bankshares for the fiscal year ended December 31, 2006. These services consisted primarily of the examination and audit of Bankshares’ financial statements, tax reporting assistance, and other audit and accounting matters. In the event that the appointment of Yount, Hyde & Barbour, P.C. is not ratified by shareholders at the Annual Meeting, the Audit Committee will consider making a change in the independent registered public accounting firm for 2008.
     Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to your questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C., AS BANKSHARES’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PROPOSAL THREE
APPROVAL OF THE ALLIANCE BANKSHARES CORPORATION
2007 INCENTIVE STOCK PLAN
     The Board of Directors is requesting that shareholders approve the Alliance Bankshares Corporation 2007 Incentive Stock Plan (“2007 Plan”). The 2007 Plan is designed to provide expanded equity compensation opportunities for employees, non-employee directors and non-employee service providers of the Corporation and any 50% or more owned subsidiaries (collectively referred to as the “Corporation” in this Proposal Three) who are selected to receive awards under the 2007 Plan (sometimes referred to as “participants” below).
     The Board of Directors has determined that it is in the best interests of the Corporation and its shareholders to adopt the 2007 Plan. The Board of Directors believes that stock options and other equity-based incentives play an important role in attracting and retaining the services of key employees, non-employee directors and non-employee service providers and in linking the interests and efforts of such persons to the long-term interests of the Corporation’s shareholders.
     The Alliance Bankshares Corporation 1999 Stock Option Plan (“1999 Stock Option Plan”) will remain in effect for the balance of its term whether or not the 2007 Plan is approved. As of April 27, 2007, there were 909,541 shares subject to stock options outstanding under the 1999 Stock Option Plan, with a weighted average exercise term to expiration of 5.42 years and a weighted average exercise price of $9.34 per share. In addition, as of that date, a total of 7,403 shares remained available for awards under the 1999 Stock Option Plan.
     The discussion which follows summarizes the proposed 2007 Plan and describes the material terms of the 2007 Plan. This summary is subject, in all respects, to the terms of the full text of the 2007 Plan, a copy of which is attached as Appendix A to this proxy statement.

Purpose of the Plan
     If approved by shareholders, the 2007 Plan will allow the Corporation to make grants of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, and stock awards (awards) to employees, non-employee directors and non-employee service providers. The purpose of these awards is to promote a greater identity of interest between employees, non-employee directors and non-employee service providers and the Corporation’s shareholders by increasing the employees’ non-employee directors’ and non-employee service providers’ proprietary interests in the Corporation.
Description of the Plan
     Plan Term. The 2007 Plan will become effective on June 13, 2007, if the 2007 Plan is approved by the Corporation’s shareholders at the 2007 Annual Meeting and, subject to earlier termination by the Board of Directors, will terminate on June 12, 2017. No awards may be granted under the 2007 Plan prior to shareholder approval.
     Administration. The 2007 Plan will be administered by a committee (the “Committee”), which will consist only of independent directors, as defined under Nasdaq rules, non-employee directors, as defined in Rule 16b-3 under the Exchange Act, and, for awards intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”), “outside directors” as defined by Section 162(m) under the Code. Subject to the terms of the 2007 Plan, the Committee will have, among other powers, the power to determine the employees, non-employee directors and non-employee service providers to whom awards are made; the nature and extent of any such awards; and the terms and conditions upon which awards may be made, exercised, and modified; and to make all other determinations and take all other actions necessary or advisable for the administration of the 2007 Plan. While the 2007 Plan authorizes the Committee to amend outstanding awards or to substitute awards consistent with the terms of the plan (including providing acceleration of vesting or extension of the award term), it prohibits lowering the exercise price (i.e., repricing) of an award, and it prohibits substituting one type of award for another type (stock options and SARs are considered one type; and other awards are a different type).
     Eligibility. Only employees, non-employee directors and non-employee service providers of the Corporation are eligible to receive awards under the 2007 Plan. The Committee will determine which employees, non-employee directors and non-employee service providers will participate in the 2007 Plan and will determine the terms of any awards (subject to the limitations of the 2007 Plan). As of April 27, 2007, there were approximately 112 employees, six non-employee directors and two non-employee service providers who would be eligible to participate in the 2007 Plan.
     Shares Available For Grants. The maximum number of shares of the Corporation’s common stock available for issuance under the 2007 Plan is the sum of 200,000 common shares. No more than one-half of the maximum number of common shares may be issued in connection with restricted stock, restricted stock units, stock awards, and stock payment awards.
     If any award granted terminates, expires, lapses, or is forfeited for any reason, the common shares subject to such award will be available for future awards under the 2007 Plan. In addition, if the exercise price for a stock option is paid using previously acquired common shares, the number of common shares available for future awards under the 2007 Plan will be reduced only by the net number of new common shares issued upon the exercise of the option. Similarly, if common shares are surrendered by a participant as full or partial payment of withholding taxes, or if the number of common shares otherwise deliverable is reduced for payment of withholding taxes, the number of common shares surrendered or withheld shall again be available for future awards under the 2007 Plan.
     The number of shares subject to each outstanding award, the exercise price, and the annual limits on and aggregate number of shares for which or from which awards may be made will be proportionately, equitably and appropriately adjusted in such manner as the Committee determines in order to retain the economic value or opportunity for such events as stock dividends, stock splits, recapitalizations, mergers, consolidations, or reorganizations.
     Annual Limits on Awards. Under the 2007 Plan, there are limits on the number of common shares with respect to which awards may be made to any one individual in any calendar year as follows: all awards — 50,000 shares in the aggregate; stock options and SARs — 50,000 shares in the aggregate; and restricted stock, restricted stock units and stock awards — 25,000 common shares in the aggregate.
     Section 162(m) Performance-Based Awards. Awards may be granted that do or do not qualify as “performance-based compensation” under section 162(m) of the Code.
     Under Section 162(m), compensation paid to the Chief Executive Officer, the Chief Financial Officer and any other executive officer reported in the summary compensation table in a tax year is not deductible if it exceeds $1,000,000 unless it is “performance-based” compensation. Stock options and SARs are deemed to be performance-based compensation if the exercise price or base value of the shares to which the award relates is at least equal to fair market value of those shares on the date of the award and if the maximum number of shares available for awards is disclosed to and approved by shareholders. Other awards may be performance-based compensation if based on achievement of objective performance goals set by a Committee and the material terms of the compensation or benefit to be paid, including the performance goals that may be used and the maximum that may be paid to any employee, are disclosed to and approved by shareholders before payment. The Committee must certify that the applicable performance goals and any other material terms are, in fact, satisfied.
     The performance goals for Section 162(m) performance-based compensation with respect to the 2007 Plan will be determined by the Committee; may be equal to, less than, or more than one year and may not be the same for all participants; may relate to performance of a subsidiary, division, strategic business unit or line of business; or may be based on the performance of the Corporation generally. Under the 2007 Plan, performance goals may be based on:
•	the Corporation stock value or increases therein,

•	earnings per share or earnings per share growth,

•	net earnings, earnings, or earnings growth (before or after one or more of taxes, interest, depreciation, and/or amortization),

•	operating profit,

•	operating cash flow,

•	operating or other expenses,

•	operating efficiency,

•	return on equity, assets, capital, or investment,

•	sales or revenues or growth thereof,

•	deposits, loan and/or equity levels, or growth thereof,

•	working capital targets or cost control measures,

•	regulatory compliance,

•	gross, operating, or other margins,

•	efficiency ratio (as generally recognized and used for bank financial reporting and analysis),

•	interest income,

•	non-interest income,

•	credit quality,

•	net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion),

•	productivity,

•	customer satisfaction,

•	satisfactory internal or external audits,

•	improvement of financial ratings,

•	achievement of balance sheet or income statement objectives,

•	quality measures,

•	any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items that are both unusual and infrequent, special charges, and/or accounting changes), or

•	implementation, management, or completion of critical projects or processes.
     Performance goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance goals may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof. Each of the performance goals will be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles. Once performance goals are established for an award, the Committee may adjust the evaluation of performance for certain significant events outlined in the plan, subject to any limitations under Section 162(m) of the Code for awards intended to be “performance-based” compensation for Section 162(m) purposes.
     Generally, under the design of the 2007 Plan, all awards of stock options and all SARs qualify as performance-based compensation. In addition, the 2007 Plan has been designed to enable any other award granted by the Committee other than a stock payment award, to the extent it so elects in establishing the award terms, to qualify as performance-based compensation.
     Option Awards. The Committee may grant an employee either an incentive stock option (“ISO”) or a non-qualified stock option (“NQSO”) and a non-employee director or a non-employee service provider an NQSO. Option terms will be determined by the Committee in its discretion, but an option will not be exercisable more than 10 years from its grant date (or more than five years with respect to ISOs granted to an employee possessing more than 10 percent of the Corporation’s combined voting power), and the exercise price for an option will not be less than 100% of the common share’s fair market value at the date the option is awarded (or less than 110% of fair market value with respect to ISOs granted to an employee possessing more than 10% of the Corporation’s combined voting power). “Fair market value” for purposes of the 2007 Plan means the closing sales price of the Corporation’s common stock on the stated date or the last prior date on which trading occurred on The NASDAQ Stock Market or, if this value is inappropriate in the opinion of the Committee, the value determined by the Committee. In addition, the aggregate fair market value of common shares with respect to which any employee may first exercise ISOs granted under the 2007 Plan and all other plans of the Corporation during any calendar year may not exceed $100,000 or such amount specified in the Code and rules and regulations thereunder.
     Subject to the Committee’s determination, the exercise price of any option may be paid in cash, by delivery of common shares valued at fair market value at the time of exercise, through an approved “cashless exercise,” by a net share exercise (retention by the Company of sufficient shares issuable in connection with the exercise to cover the option price) or by delivery of a promissory note (in the Committee’s discretion and subject to restrictions and prohibitions of applicable law), or by a combination of these methods.
     SAR Awards. The 2007 Plan authorizes the grant of SARs to employees, non-employee directors and non-employee service providers. Upon exercise, the holder is entitled to receive then or at a later date, without any payment to the Corporation, cash or common shares or a combination thereof equivalent in value to (1) an amount equal to the excess of the fair market value on the exercise date of the common shares represented by the SAR over (2) the fair market value per common share on the award date or any amount greater than the fair market value stated as the “base value” in the award agreement. SAR terms will be determined by the Committee in its discretion, but a SAR will not be exercisable more than 10 years from its grant date, and a SAR may only be exercised when the common share’s fair market value exceeds the base value. A SAR may be exercised with respect to all or part of the common shares upon whatever terms and conditions the Committee imposes upon the SAR. The Committee has sole discretion to approve or disapprove a participant’s election to receive cash to the extent required by Rule 16b-3 under the Exchange Act or the terms of the particular award agreement.
     Restricted Stock Awards. The 2007 Plan authorizes the grant of restricted stock to employees, non-employee directors and non-employee service providers. Restricted stock is stock that may not be disposed of by a participant until the restrictions established by the Committee lapse. The restrictions may take the form of a period during which the participant must remain employed or in service as a non-employee director or a non-employee service provider, or may require the achievement of one or more pre-established performance criteria. Unless otherwise provided by the Committee, shares of restricted stock will be forfeited in the event that specified service or performance goals are not achieved within the required time period. Unless otherwise provided by the Committee, holders of restricted stock will have voting and dividend rights with respect to the restricted shares.
     Restricted Stock Unit Awards. The 2007 Plan authorizes the grant of restricted stock units to employees, non-employee directors and non-employee service providers. A restricted stock unit is an award that is valued by reference to a common share. Upon lapse of the restrictions with respect to a restricted stock unit, a participant is entitled to receive, without any payment to the Corporation, an amount of cash or common shares equal to the aggregate fair market value of the shares subject to the restricted stock unit on the date the restrictions lapse. The restrictions may take the form of a period during which the participant must remain employed or in service as a non-employee director or a non-employee service provider, or may require the achievement of one or more pre-established performance criteria. Unless otherwise provided by the Committee, shares of restricted stock will be forfeited in the event that specified service or performance goals are not achieved within the required time period.
     Holders of restricted stock units will have no right to vote the shares represented by the units. In addition, unless otherwise provided by the Committee, holders of restricted stock units will have no rights to dividends and other distributions paid in cash or property other than common shares of the Corporation. Unless otherwise provided by the Committee, any dividends or other distributions paid in common shares of the Corporation will be deemed to increase the number of restricted stock units. Unless otherwise provided by the Committee, if an award provides for crediting dividends and other distributions paid in cash or property other than common shares of the Corporation, such amounts will entitle the participant to an equivalent number of units represented by the value of those dividends or other distributions. Restricted stock units will be forfeited in the event that specified service or performance goals are not achieved within the required time period.
     Payment for vested restricted stock units may be made when the restrictions lapse, if provided for in the award agreement, on a delayed basis either on an elective or non-elective basis. If paid on a delayed basis, the amount the participant receives may be adjusted for deemed interest or earnings on such basis as the Committee may provide.
     Stock Awards. The Committee may grant unrestricted stock awards to employees, non-employee directors and non-employee service providers. The shares subject to these awards would not be subject to any restrictions and would be immediately transferable by the participant.
     Termination of Employment or Service. Except as provided in the award agreement, in the event that a participant terminates his employment or service with the Corporation or its subsidiaries for any reason, then the unvested or restricted portion of an award under the 2007 Plan will be forfeited. In determining cessation of employment or service transfers between the Corporation and a subsidiary, any changes in status between that of an employee, a non-employee director and/or non-employee service provider would be disregarded.
     Change in Control. The Committee may, at the time an award is made or thereafter, take any one or more of the following actions in connection with a change in control of the Company: (1) provide for the acceleration of any vesting periods; (2) provide for the purchase or settlement of any such award for cash; (3) make an adjustment to the award as the Committee deems appropriate to reflect the change in control; or (4) cause any award to be assumed by the acquiring or surviving corporation.
     Non-Transferability. Except for certain permitted transfers to family members and trusts (other than with respect to incentive stock options), awards granted under the 2007 Plan generally may not be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.
     Amendment and Termination of the Plan. The Board of Directors may terminate, amend, or modify the 2007 Plan from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Code, the rules and regulations under Section 16 of the Exchange Act, the rules and regulations of the exchange on which the Corporation’s common shares are listed, or pursuant to any other applicable laws, rules, or regulations. Currently, it is anticipated that shareholder approval of any amendments will normally be required if an amendment would materially increase the benefits that can be provided, materially increase the number of shares that may be issued or the compensation that may be provided, or materially modify the requirements as to eligibility for participation. No amendment or modification of the 2007 Plan, other than capital adjustments pursuant to the plan, may adversely affect any awards previously granted under the plan without the participant’s written consent.
Federal Income Tax Consequences of Awards Granted under the Plan
     The following is a brief summary of the federal income tax consequences relating to awards under the 2007 Plan based upon the federal income tax laws in effect on the date hereof (other than the compensation deduction limit under Section 162(m) of the Code that is described above). This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.
     ISOs. A participant who receives an ISO will not be subject to taxation at the time of grant or exercise (if exercised not more than three months, or one year if the participant is disabled, after ceasing to be an employee of the Corporation), nor will the Corporation be entitled to a deduction for federal income tax purposes at such times. However, the excess of the fair market value of shares on the date of exercise over the exercise price is a tax preference item for purposes of determining a participant’s alternative minimum tax. If an ISO is exercised more than three months, or one year if the participant is disabled, after ceasing to be an employee of the Corporation, the option will be treated as an NQSO for federal income tax purposes.
     A disposition of the shares acquired on exercise of an ISO after the expiration of the required holding period at a gain will generate long-term capital gain in the year of disposition, and the Corporation will not be entitled to a deduction for federal income tax purposes. A disposition of the shares acquired on exercise of an ISO prior to the expiration of the applicable holding period (a disqualifying disposition) will subject the participant to taxation as ordinary compensation income in the year of disposition in an amount equal to the excess of the fair market value of shares on the date of exercise over the exercise price (or, if less, the excess of the amount realized on the disposition over the exercise price), and the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes at that time. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. A participant’s basis in the shares acquired on exercise of an ISO is equal to the exercise price paid plus any amount includible in income as a result of a disqualifying disposition.
     NQSOs. An NQSO award results in no taxable income to the participant receiving the award or deduction to the Corporation at the time of grant. A participant who exercises an NQSO will realize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Corporation generally will be entitled to a corresponding deduction for federal income tax purposes at that time.
     Use of Shares to Exercise Options. If a participant pays all or part of the exercise price for an ISO or NQSO in shares of the Corporation’s common stock that the participant already owns, the participant will not realize gain or loss on those surrendered shares, but will be taxed according to the rules described above. The shares acquired upon exercise that are equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered, and (except as noted below with respect to disqualifying dispositions) the holding period of those shares will include the holding period of the shares surrendered. The basis of additional shares received upon exercise of an NQSO will be equal to the market value of those shares on the exercise date, and the holding period will begin on the exercise date. The basis of additional shares received upon exercise of an ISO will be zero, and the holding period will begin on the exercise date. If the participant sells any of the shares received upon exercise of an ISO within two years of the ISO grant date or within one year after exercise, the shares with the lowest basis (i.e., zero basis) will be deemed to be disposed of first, and that disposition will be a disqualifying disposition giving rise to ordinary compensation income as previously discussed above.
     SARs. A SAR award results in no taxable income to the participant receiving the award or deduction to the Corporation at the time of grant. A participant who exercises a SAR will realize ordinary compensation income in an amount equal to the amount of cash and the fair market value of any shares received at settlement of the SAR. The Corporation generally will be entitled to a corresponding deduction for federal income tax purposes at that time. If the participant receives common stock upon exercise of a SAR, the taxation of the post-settlement appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.
     Restricted Stock. A restricted stock award generally results in no taxable income to the participant receiving the award or deduction to the Corporation at the time of grant. A participant receiving restricted stock generally will recognize ordinary compensation income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the restricted stock, to recognize ordinary compensation income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price (if any) of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long or short-term begins when the restriction period expires, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Corporation, when paid. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Corporation.
     Restricted Stock Units. A participant will not realize income in connection with the grant of a restricted stock unit or the credit of any dividend equivalents to his or her account. When shares of common stock and/or cash is delivered to the participant, the participant will generally be required to include as ordinary compensation income in the year of receipt an amount equal to the amount of cash and the fair market value of any shares received. The Corporation will be entitled to a deduction at that time and in the amount included in the participant’s income by reason of the receipt. For each share of common stock received in respect of a restricted stock unit, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.
     Stock Awards. A participant receiving a stock award is required to include the fair market value of the shares received as ordinary compensation income upon receipt in an amount equal to the fair market value of the shares received. The Corporation is entitled to a deduction in the corresponding amount at that time. For each share of common stock received, the taxation of the post-receipt appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.
     Other Federal Income Tax Aspects. On October 22, 2004, the American Jobs Creation Act of 2004 was enacted and included a new tax provision (Section 409A of the Code) affecting “nonqualified deferred compensation.” Any such compensation must, among other things, meet election timing and payment timing requirements. Failure to meet these requirements causes the nonqualified deferred compensation to be taxed when vested, to be subject to an additional 20% federal income tax, and to be subject to interest on federal underpayments from the year the compensation vests. Under current IRS guidance, certain awards under the 2007 Plan are excluded from nonqualified deferred compensation to which Section 409A applies. These excluded awards generally are stock options, SARs that are settled at or shortly after exercise, restricted stock, restricted stock units that are settled at or shortly after vesting, and stock awards. Other awards under the 2007 Plan may be treated as nonqualified deferred compensation to which Section 409A applies; and in such case it is generally the Corporation’s intent that such awards be designed to comply with the election timing, payment timing and other requirements of Section 409A.
New Plan Benefits
     The benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 2007 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is to be determined at the discretion of the Compensation Committee.
Stock Price
     The closing sale price of the Corporation’s common stock reported by Nasdaq on April 26, 2007, was $14.55 per common share.
Recommendation and Vote Required
     Shareholder approval of the 2007 Plan requires the affirmative vote of a majority of the Corporation’s shares cast on this proposal. Approval of the 2007 Plan by shareholders will be considered approval of the material terms of the plan including, for performance-based awards, the performance goals that may be used and the maximum benefit that may be paid to any employee for purposes of Section 162(m) of the Code.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ALLIANCE BANKSHARES CORPORATION 2007 INCENTIVE STOCK PLAN.
Securities Authorized for Issuance Under Equity Compensation Plans
     The following table sets forth information as of December 31, 2006 about the shares that may be issued under all of our existing equity compensation plans, without regard to the 2007 Plan described in this proposal. Approval of the 2007 Incentive Stock Plan will not result in an increase in the number of shares available for future issuance under the 1999 Stock Option Plan, but will increase by 200,000 shares the number of shares available to be issued as equity compensation awards.

Equity Compensation Plan Information

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan category	and rights (a)	and rights (b)	(a)) (c)
Equity compensation plans approved by security holders (1)	858,281	$8.96	61,663
Equity compensation plans not approved by security holders	—	—	—
Total	858,281	$8.96	61,663

(1)	All shares relate to the 1999 Stock Option Plan.
OTHER BUSINESS
     As of the date of this proxy statement, management of Bankshares has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     If any shareholder intends to present a proposal for consideration at the 2008 Annual Meeting, notice of the proposal must be received by the Secretary, at Bankshares’ principal office in Chantilly, Virginia, on or before March 30, 2008. If any shareholder intends to present a proposal to be considered for inclusion in Bankshares’ proxy materials in connection with the 2008 Annual Meeting, the proposal must be in proper form and must be received by the Secretary, at Bankshares’ principal office in Chantilly, Virginia, on or before January 15, 2008.
     In addition, the proxy solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if Bankshares has not received notice of such proposal by March 30, 2008, in writing delivered to the Secretary.

By Order of the Board of Directors,

Paul M. Harbolick, Jr.
Executive Vice President, CFO & Secretary

A copy of Bankshares’ Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2006, will be furnished without charge to shareholders upon written request directed to Alliance Bankshares, 14200 Park Meadow Drive, Suite 200S, Chantilly, Virginia 20151, Attn: Corporate Secretary (Investor Relations Department).

Appendix A
ALLIANCE BANKSHARES CORPORATION
2007 INCENTIVE STOCK PLAN
ARTICLE I
Establishment, Purpose, and Duration
     1.1 Establishment of the Plan. Alliance Bankshares Corporation, a Virginia corporation (the “Company”), hereby establishes an incentive stock plan for the Company and its Subsidiaries to be known as the “Alliance Bankshares Corporation 2007 Incentive Stock Plan,” as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards to Employees, Non-Employee Directors and Non-Employee Service Providers.
     The Plan shall be effective on the date (the “Effective Date”) it is approved by vote of shareholders of the Company in accordance with applicable laws. Awards under the Plan may not be granted prior to the Effective Date of the Plan.
     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Non-Employee Directors and Non-Employee Service Providers that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries, in its ability to motivate, attract, and retain the services of Employees, Non-Employee Directors and Non-Employee Service Providers upon whose judgment, interest, and effort the successful conduct of its operation is largely dependent.
     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XIII herein, through the day before the tenth anniversary of the Effective Date (the “Term”), at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.
ARTICLE II
Definitions
     2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:
     (a) “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer or director of the Company and by the Participant.
     (b) “Award” or “Grant” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Awards.
     (c) “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under the Plan.

     (d) “Board” or “Board of Directors” means the Board of Directors of the Company, unless such term is used with respect to a Subsidiary, in which event it shall mean the Board of Directors of that Subsidiary.
     (e) “Change in Control” means the occurrence, on or after the Effective Date, of any of the following:
     (i) any person (other than the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company which represent 25% or more of the combined voting power of the Company’s then outstanding securities;
     (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders, of each new director is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
     (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares of the Company’s common stock are converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;
     (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company’s common stock immediately prior to the merger do not own 51% or more of the combined voting power of the surviving corporation immediately after the merger;
     (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
     (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.
For purposes hereof, the term “person” shall include any individual, corporation, partnership, group, association, or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company (or its successor), any entity in which the Company (or its successor) owns a majority of the voting interest, or any employee benefit plan(s) sponsored by the Company (or its successor).
     (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     (g) “Committee” means the committee of the Board appointed to administer the Plan pursuant to Article III herein, all of the members of which shall be (i) “independent” according to the requirements of the principal national securities exchange or system on which the Stock is then listed or reported, (ii) “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and (iii) for any Award which is intended to be performance-based compensation under Section 162(m)(4)(C) of the Code, all of the members of which shall also be “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code. Unless otherwise determined by the Board of Directors, the Committee shall consist of all members of the Board of Directors of the Company who are both non-employee directors and outside directors (as hereinbefore defined).
     (h) “Company” means Alliance Bankshares Corporation, or any successor thereto as provided in Article XV herein.
     (i) “Employee” means a current or prospective officer or other employee of the Company or its Subsidiaries (including any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board).
     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (k) “Fair Market Value” of a Share means (i) the closing market price (that is, the price at which last sold on the applicable principal U.S. market) of the Stock on the relevant date if it is a trading date, or if not, on the most recent date on which the Stock was traded prior to such date, as reported by The NASDAQ Stock Market or (ii) if, in the opinion of the Committee, the method in clause (i) is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
     (l) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.
     (m) “Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary and who is not an employee of the Company or Subsidiary (including any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board).
     (n) “Non-Employee Service Provider” means an individual who provides services to the Company or any Subsidiary (including any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board) and is neither an Employee nor a Non-Employee Director of the Company or any Subsidiary.
     (o) “Non-Qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI, which is not intended to be an Incentive Stock Option.
     (p) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
     (q) “Participant” means an Employee, Non-Employee Director or Non-Employee Service Provider who is granted or receives an Award under the Plan.
     (r) “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a performance-based compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the performance-based compensation Award that a Participant is entitled to exercise, receive, or retain. Performance Goals may be particular to a Participant; may relate to the performance of the Subsidiary, division, strategic business unit, or line of business, which employs him; or may be based on the performance of the Company generally. Performance Goals may be based on Stock value or increases therein; earnings per share or earnings per share growth; net earnings, earnings, or earnings growth (before or after one or more of taxes, interest, depreciation, and/or amortization); operating profit; operating cash flow; operating or other expenses; operating efficiency; return on equity, assets, capital, or investment; sales or revenues or growth thereof; deposit, loan, and/or equity levels or growth thereof; working capital targets or cost control measures; regulatory compliance; gross, operating, or other margins; efficiency ratio (as generally recognized and used for bank financial reporting and analysis); interest income; non-interest income; credit quality; net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion); productivity; customer satisfaction; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet or income statement objectives; quality measures; and any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items that are both unusual and infrequent, special charges, and/or accounting changes), or implementation, management, or completion of critical projects or processes or other measurement approved by the Committee. Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof. Each of the Performance Goals shall be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles.
The Committee, in its sole discretion but subject to any limitations under Section 162(m) of the Code in the case of an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, may adjust any evaluation of performance under a Performance Goal to take into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) the effect of a restatement of the Company’s financial statements, (v) accruals for reorganization and restructuring programs, (vi) the disposal or acquisition of a business, and (vii) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or in any replacement thereof) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.
In addition, in the case of an Award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole and absolute discretion and at any time, may adjust any Performance Goal and any evaluation of performance under a Performance Goal on such basis and for such reason as it may determine.
Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine and certify the extent to which any Performance Goal and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of Stock).

     (s) “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are restricted, pursuant to Article VIII or IX herein.
     (t) “Plan” means the Alliance Bankshares Corporation 2007 Incentive Stock Plan, as described and as hereafter from time to time amended.
     (u) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VIII herein.
     (v) “Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article IX herein and valued by reference to the Fair Market Value of a Share, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied. A Restricted Stock Unit is sometimes referred to as a “Restricted Unit.” Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.
     (w) “Stock” or “Shares” means the common stock of the Company.
     (x) “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.
     (y) “Stock Award” means an award of Stock granted to a Participant pursuant to Article X herein.
     (z) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and any partnership, limited liability company or joint venture in which either the Company or a Section 424(f) Corporation is at least a fifty percent (50%) equity participant.
ARTICLE III
Administration
     3.1 The Committee.
     3.1(a) The Plan shall be administered by the Committee, which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made, exercised and paid; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction or other restrictions imposed under the Plan; (vi) to change Performance Goals (subject to limitations under Section 162(m)(4)(C) of the Code for Awards that are intended to qualify as performance-based compensation thereunder); and (vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its sole and absolute discretion.

     3.1(b) The Chairman of the Committee and such other directors and officers of the Company as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.
     3.1(c) For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Award provide that it may be earned, vested or exercised only during employment or service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or service or continuous employment or service.
     3.1(d) Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents, and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.
     3.1(e) A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by all members of the Committee without a meeting, shall be deemed the action of the Committee.
     3.2 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees, Non-Employee Directors and/or Non-Employee Service Providers as may be selected by it to be Participants. Each Award shall be evidenced by an Agreement.
     3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding.
     3.4 Requirements of Rule 16b-3 and Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.
     Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of Rule 16b-3; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.
     Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

     3.5 Indemnification of the Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.
ARTICLE IV
Stock Subject to the Plan
     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 200,000. No more than one-half of the aggregate number of such Shares shall be issued in connection with Restricted Stock, Restricted Stock Units and Stock Awards; and no Participant may be granted Awards in any calendar year with respect to more than 50,000 Shares. Except as provided in Section 4.2 herein, only Shares actually issued in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.
     4.2 Lapsed Awards or Forfeited Shares; Shares Used as Payment of Exercise Price or for Taxes.
     4.2(a) If any Award granted under the Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.
     4.2(b) In the event a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option. In addition, in determining the number of shares of Stock available for Awards, if Stock has been delivered or exchanged by, or withheld from, a Participant as full or partial payment to the Company for payment of withholding taxes, or if the number of shares of Stock otherwise deliverable by the Company has been reduced for payment of withholding taxes, the number of shares of Stock exchanged by or withheld from a Participant as payment in connection with the withholding tax or so reduced by the Company shall again be available for the grant of an Award under the Plan.
     4.3 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price, and the annual limits on and the aggregate number and class of Shares for which Awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Shares is changed without the receipt or payment of consideration by the Company. Where an Award being adjusted is an ISO or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

ARTICLE V
Eligibility
     Persons eligible to participate in the Plan and receive Awards are all Employees, all Non-Employee Directors and all Non-Employee Service Providers who, in the opinion of the Committee, merit becoming Participants.
ARTICLE VI
Stock Options
     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Non-Employee Directors and Non-Employee Service Providers at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) no Participant may be granted Options and SARs in any calendar year with respect to more than 50,000 Shares, (ii) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, (iii) no ISO may be granted on or following the tenth anniversary of the Effective Date of the Plan, and (iv) no ISO may be granted to a Non-Employee Director or a Non-Employee Service Provider.
     6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted; the Option Price (as defined in Section 6.3 herein); the duration of the Option; the number of Shares to which the Option pertains; any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment or service; and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.
     6.3 Option Price. The exercise price per Share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the Option must have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Grant Date.
     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable after the expiration of ten years from its Award Date (unless on that day the exchange or market system on which the Stock then trades or is included is closed, in which case those Options shall expire on the next day on which such exchange or market system is open). In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the Option must not be exercisable after the expiration of five years from its Award Date.

     6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.
     6.6 Method of Exercise and Delivery of Shares after Exercise.
     6.6(a) Options shall be exercised by the delivery to the Company of a notice of exercise in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either in cash or certified check or wire transfer, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise (in the Committee’s sole and absolute discretion), by withholding and retention by the Company of sufficient Shares issuable in connection with the exercise to cover the Option Price (a “net share exercise”) (in the Committee’s sole and absolute discretion), by delivery of a promissory note (in the Committee’s sole and absolute discretion and subject to restrictions and prohibitions of applicable law) or by a combination of the foregoing.
     6.6(b) To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company may, in the Committee’s sole and absolute discretion, cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.
     6.6(c) As soon as practicable after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests or the Committee so directs.
     6.6(d) As an alternative to the foregoing, if the Committee determines to issue Options that are subject to Section 409A of the Code and are intended to comply with the requirements of Section 409A of the Code, the Committee may provide in the Agreement for a deferred issuance and delivery of the Shares to be issued in connection with the Option exercise at a time or times permitted under Section 409A of the Code. In such event, dividends or other distributions with respect to Shares which would otherwise have been issued and received by the Participant in connection with the exercise shall be paid to the Participant currently as and when payable to shareholders of the Company or, if provided in the applicable Agreement, deferred until the underlying deferred Shares are issued and delivered. Any dividends or other distributions which are deferred shall be credited with interest or earnings at a reasonable rate or in a manner determined by the Committee from time to time.
     6.7 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares. In addition, the Committee, may in its sole and absolute discretion, provide in an Agreement that Stock delivered pursuant to the exercise of the Option may be designated as Restricted Stock, as Stock subject to restrictions on transferability, as Stock subject to further restrictions in connection with a service, performance, consulting or noncompetition period after exercise or settlement and/or restrictions subjecting such Shares to a buyback right by the Company in the amount of, or based on, the Option Price therefor or otherwise in the event the Participant does not complete a specified service, performance, consulting or noncompetition period after exercise or settlement; and in such case each certificate representing such Shares shall bear a legend referencing the restrictions on such Stock, which legend may be the same as the legend placed on certificates pursuant to Section 8.4 herein.
     6.8 Disqualifying Disposition of Stock Issued on Exercise of an ISO. If a Participant makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date the Shares of Stock are transferred to the Participant, the Participant shall, within ten days of such disposition, notify the Committee in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.
ARTICLE VII
Stock Appreciation Rights
     7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Employees, Non-Employee Directors and Non-Employee Service Providers, at the discretion of the Committee, provided, however, that no Participant may be granted Options and SARs in any calendar year with respect to more than 50,000 Shares.
     7.2 SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the Base Value (as defined in Section 7.5); the duration of the SAR; the number of Shares to which the SAR pertains; any conditions imposed upon the exercisability of the SAR in the event of retirement, death, disability, or other termination of employment or service; and such other provisions as the Committee shall determine consistent with the Plan. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.
     7.3 Exercise of SARs. SARs may be exercised with respect to all or part of the Shares upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs. A SAR shall be exercised by delivery to the Company of a notice of exercise in the form prescribed by the Committee.
     7.4 Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the Base Value (as defined in Section 7.5).
     7.5 Payment Upon Exercise of SARs.
     7.5(a) Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount (the “SAR Value”) equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the “Base Value” of the SAR designated in the Agreement (which “Base Value” shall be the Fair Market Value per Share on the Award Date or any amount greater than such Fair Market Value stated as the Base Value in the Agreement).
     7.5(b) Payment of the SAR Value to the Participant shall be made (i) in Shares, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise, (ii) in cash, or (iii) in a combination thereof as determined by the Committee, either at the time of the Award or, unless otherwise provided in the applicable Agreement, thereafter, and as provided in the Agreement.

     7.5(c) As an alternative to the foregoing, if the Committee determines to issue SARs that are subject to Section 409A of the Code and are intended to comply with the requirements of Section 409A of the Code, the Committee may provide in the Agreement for a deferred payment of the SAR Value at a time or times permitted under Section 409A of the Code. In such event, dividends or other distributions with respect to Shares which would otherwise have been issued and received by the Participant in connection with the exercise shall be paid to the Participant currently as and when payable to shareholders of the Company or, if provided in the applicable Agreement, deferred until the underlying deferred Shares are issued and delivered. Any dividends or other distributions which are deferred shall be credited with interest or earnings at a reasonable rate or in a manner determined by the Committee from time to time. In the event of an elective or non-elective delayed payment of the SAR Value, if payment of the SAR Value is made in Shares, the Shares will be valued at the Fair Market Value of a Share on the date of settlement.
     7.5(d) To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of a SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.
     7.6 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares issued pursuant to the exercise of a SAR under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares. In addition, the Committee, may in its sole and absolute discretion, provide in an Agreement that Stock delivered pursuant to the exercise of a SAR may be designated as Restricted Stock, as Stock subject to restrictions on transferability, as Stock subject to further restrictions in connection with a service, performance, consulting or noncompetition period after exercise or settlement; and in such case each certificate representing such Shares shall bear a legend referencing the restrictions on such Stock, which legend may be the same as the legend placed on certificates pursuant to Section 8.4 herein.
ARTICLE VIII
Restricted Stock
     8.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Employees, Non-Employee Directors and Non-Employee Service Providers and in such amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock, Restricted Stock Units and Stock Awards in any calendar year with respect to more than 25,000 Shares. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for any applicable tax withholding) other than the rendering of services. As determined by the Committee, Shares of Restricted Stock may be issued in book entry or electronic form or in certificated form. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock in certificated form shall be retained by the Company until the termination of the Period of Restriction pertaining thereto.

     8.2 Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If an Award of Restricted Stock is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the Performance Goal(s) and Period of Restriction and, if different, performance period, shall be set forth in an Agreement or in a subplan of the Plan, which is incorporated by reference into an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.
     8.3 Other Restrictions. The Committee may impose such other restrictions under applicable Federal or state securities laws as it may deem advisable, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
     8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Alliance Bankshares Corporation 2007 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an associated Restricted Stock Agreement. A copy of the Plan, such rules and procedures, and the applicable Restricted Stock Agreement may be obtained from the Secretary of Alliance Bankshares Corporation.”
     8.5 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goal(s) by the Committee. Once the Shares are released from the restrictions, the legend required by Section 8.4 herein shall be removed and, unless and until the Participant requests in writing, or the Committee directs, issuance and delivery in certificated form, the Shares of Stock may remain in book entry or electronic form.
     8.6 Voting Rights. Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise voting rights with respect to those Shares.
     8.7 Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the accumulation and payment of dividends and other distributions made in cash or property other than Shares until the Shares of Restricted Stock to which the dividends and other distributions relates vest), during the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions made in cash or property other than Shares with respect to those Shares of Restricted Stock. If any dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for vesting, forfeiture, and custody as the Shares of Restricted Stock with respect to which they were distributed.

     8.8 Failure to Satisfy Performance Goal(s). In the event that the specified Performance Goal(s) are not satisfied within the time period established by the Committee, the Shares of Restricted Stock which were awarded subject to the satisfaction of such Performance Goal(s) shall be automatically forfeited and returned to the Company. Notwithstanding the foregoing, in the case of an Award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may waive all or any part of the such Performance Goal(s) and provide for vesting of the Award on such basis as it deems appropriate.
ARTICLE IX
Restricted Stock Units
     9.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing one Share) to such Employees, Non-Employee Directors and Non-Employee Service Providers and in such amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock, Restricted Stock Units and Stock Awards in any calendar year with respect to more than 25,000 Shares. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for any applicable tax withholding) other than the rendering of services.
     9.2 Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If a Restricted Stock Unit Award is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the Performance Goal(s) and Period of Restriction and, if different, performance period, shall be set forth in an Agreement or in a subplan of the Plan, which is incorporated by reference into an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.
     9.3 Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the current payment, or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable, of dividends and other distributions made in cash or property other than Shares), during the Period of Restriction, Participants holding Restricted Stock Units shall have no rights to dividends and other distributions made in cash or property other than Shares which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding. Unless otherwise provided in the Agreement, if any deemed dividends or other distributions would be paid in Shares, such Shares shall be considered to increase the Participant’s Restricted Stock Units with respect to which they were declared based on one Share equaling one Restricted Stock Unit. In addition, unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions for which rights are provided but which are not paid currently shall be deemed converted to additional Restricted Stock Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution.
     9.4 Payment after Lapse of Restrictions.
     9.4(a) Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the restrictions lapse by (ii) the Fair Market Value per Share on the date the restrictions lapse (such amount, the “RSU Value”).

     9.4(b) The Agreement may provide for payment of the RSU Value at the time of vesting or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date the restrictions lapse based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”). The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.
     9.4(c) Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in cash or Shares as provided in the Agreement, valued at the Fair Market Value on the date or dates the restrictions on the Award lapse in the case of an immediate payment after vesting, or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment. Any payment in Shares shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.
     9.5 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares issued in connection with a Restricted Stock Unit under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares. In addition, the Committee, may in its sole and absolute discretion, provide in an Agreement that Stock delivered in connection with a Restricted Stock Unit may be designated as Restricted Stock, as Stock subject to restrictions on transferability, as Stock subject to further restrictions in connection with a service, performance, consulting or noncompetition period after exercise or settlement; and in such case each certificate representing such Shares shall bear a legend referencing the restrictions on such Stock, which legend may be the same as the legend placed on certificates pursuant to Section 8.4 herein.
     9.6 Failure to Satisfy Performance Goal(s). In the event that the specified Performance Goal(s) are not satisfied within the time period established by the Committee, the Restricted Stock Units which were awarded subject to the satisfaction of such Performance Goal(s) shall be automatically forfeited and returned to the Company. Notwithstanding the foregoing, in the case of an Award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may waive all or any part of the such Performance Goal(s) and provide for vesting of the Award on such basis as it deems appropriate.
ARTICLE X
Stock Awards
     Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan to one or more Employees, Non-Employee Directors and Non-Employee Service Providers in such amount or amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock, Restricted Stock Units and Stock Awards in any calendar year with respect to more than 25,000 Shares. Participants receiving Stock Awards are not required to pay the Company therefor (except for any applicable tax withholding). Payment of a Stock Award shall be effected as soon as practicable after the Award Date in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

ARTICLE XI
Change in Control
     In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole and absolute discretion but subject to any requirements of Section 409A of the Code necessary to be in compliance with the applicable requirements of Section 409A of the Code may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, with or without a Participant’s request or consent, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.
ARTICLE XII
Modification, Extension, and Renewals of Awards
     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Awards and may modify the terms of an outstanding Agreement, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.3 herein. In addition, the Committee may accept the surrender of outstanding Awards granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the surrendered Awards or awards and are not of a different type (with Options and SARs being one type and all other Awards being a different type), and otherwise, the new Awards may specify a longer term than the surrendered Awards or awards, may specify different performance goals from the surrendered Awards or awards, may provide for more rapid vesting and exercisability than the surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.
ARTICLE XIII
Amendment, Modification, and Termination of the Plan
     13.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations.
     13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan, other than pursuant to Section 4.3 or 16.10 herein, shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XIV
Withholding
     14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.
     14.2 Stock Withholding. With respect to withholding required upon the exercise of Non-Qualified Stock Options, upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other taxable event with respect to any Award, Participants may elect, subject to the approval of the Committee, or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.
ARTICLE XV
Successors
     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE XVI
General
     16.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations (i.e., exchanges) as may be required.
     16.2 Effect of Plan. The establishment of the Plan shall not confer upon any Employee, Non-Employee Director and Non-Employee Service Provider any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Employee, Non-Employee Director and Non-Employee Service Provider, nor is it a contract between the Company or any of its Subsidiaries and any Employee, Non-Employee Director or Non-Employee Service Provider. Participation in the Plan shall not give any Employee, Non-Employee Director or Non-Employee Service Provider any right to be retained in the employment or service of the Company or any of its Subsidiaries. Except as may be otherwise expressly provided in the Plan or in an Agreement, no Employee, Non-Employee Director and Non-Employee Service Provider who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.
     16.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

     16.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed, and administered in accordance with the laws of the Commonwealth of Virginia, and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.
     16.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     16.6 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
     16.7 Transferability. Unless the Agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided in this section, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an Award. The Committee may in its sole discretion grant an Award (other than an ISO) or amend an outstanding Award (other than an ISO) to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s family, provided that, following any such transfer or assignment, the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.
     16.8 Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award, in the event that a Participant terminates his employment or service with the Company and its Subsidiaries for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company. Unless otherwise provided in the Agreement pertaining to an Award, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an Employee, a Non-Employee Director and/or a Non-Employee Service Provider shall be disregarded. The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.
     16.9 Registration and Other Laws And Regulations. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue, or deliver Shares under such Awards, shall be subject to all applicable Federal, state, and foreign laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any Federal, state, or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     16.10 Nonqualified Deferred Compensation Plan Omnibus Provision. It is intended that any compensation, benefits, or other remuneration, which is provided pursuant to or in connection with the Plan, which is considered to be nonqualified deferred compensation subject to Section 409A of the Code, shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code.
ARTICLE XVII
Substitution of Awards under Other Plans or Agreements
     The Committee is hereby authorized to grant Awards on such basis as it deems appropriate, and to effect the issuance of Shares of Stock under this Plan in substitution for options, stock appreciation rights, or other forms of equity compensation awarded and outstanding under any equity compensation plan of, or agreement entered into with, a business entity which is acquired by the Company or otherwise becomes a Subsidiary on such terms and conditions as it deems appropriate. The Committee is expressly authorized to provide that the exercise price of an assumed option or stock appreciation right may be higher or lower than the Fair Market Value of the Stock to which a substitute Option or SAR relates in order to approximate the inherent economic value of the assumed option or stock appreciation right.
Approved by the Board of Directors
on April 25, 2007

☑ Please mark votes as in this example.
FORM OF REVOCABLE PROXY
ALLIANCE BANKSHARES CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
June 13, 2007
This Proxy is solicited on behalf of the Board of Directors.
     The undersigned shareholder of Alliance Bankshares Corporation (Bankshares) hereby appoints Harvey E. Johnson, Jr. and Serina Moy, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of Bankshares standing in the name of the undersigned as of April 27, 2007 at the Annual Meeting of Shareholders to be held Wednesday, June 13, 2007, at 10:00 a.m. at our Corporate Headquarters located at 14200 Park Meadow Drive, Suite 200S, Chantilly, Virginia or any adjournment thereof, on each of the following matters:
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees in Proposal One, FOR approval of Proposal Two and FOR approval of Proposal Three. If any other matter shall be brought before the meeting, the shares represented by this proxy will be voted by the proxy agents in accordance with their best judgment.
PROPOSAL ONE. To elect two Class B directors to serve until the 2010 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.
Class B Nominees:
William M. Drohan
George S. Webb

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT
(Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.)

PROPOSAL TWO. To ratify the appointment of Yount, Hyde & Barbour, P.C., as independent accountants for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

PROPOSAL THREE. To approve the Alliance Bankshares Corporation 2007 Incentive Stock Plan.

FOR	AGAINST	ABSTAIN
To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Please be sure to sign and date this Proxy in the box below.
Signature _________________________________ Date: ____________, 2007
NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Please check this box if you plan to attend the meeting. ☐
Detach above card, sign, date and mail in postage paid envelope provided.
ALLIANCE BANKSHARES CORPORATION
PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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